UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CARTESIAN THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CARTESIAN THERAPEUTICS, INC.
704 Quince Orchard Road
Gaithersburg, Maryland 20878

To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting (the “Annual Meeting”) of Stockholders of Cartesian Therapeutics, Inc. (the “Company”) to be held on Friday, June 14, 2024 at 10:00 a.m., Eastern Time. We are very pleased that our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RNAC2024. You will also be able to vote your shares electronically at the Annual Meeting.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Please see the section called “Who Can Attend the 2024 Annual Meeting?” on page 4 of the Proxy Statement for more information.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the virtual Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.
On behalf of the Board of Directors, thank you for your continued support and investment in Cartesian Therapeutics, Inc.
This proxy statement is dated April 26, 2024 and is first being mailed to stockholders on or about April 26, 2024.

Sincerely,

/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, Director

CARTESIAN THERAPEUTICS, INC.
704 Quince Orchard Road
Gaithersburg, Maryland 20878

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held June 14, 2024
The Annual Meeting of Stockholders (the “Annual Meeting”) of Cartesian Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Eastern Time, on Friday, June 14, 2024, by virtual meeting online at www.virtualshareholdermeeting.com/RNAC2024, for the following purposes:
1.To elect Carrie S. Cox and Murat Kalayoglu, M.D., Ph.D. as Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2.To approve, on a non-binding and advisory basis, a resolution approving the compensation of our named executive officers, as described in the accompanying proxy statement under “Executive and Director Compensation”;
3.To approve the Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan, which is an amendment and restatement of the Selecta Biosciences, Inc. 2016 Incentive Award Plan;
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
5.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 18, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to StockholderRequests@cartesiantx.com, stating the purpose of the request and providing proof of ownership of our common stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting webcast, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. We encourage stockholders to submit their proxies via telephone or over the Internet. Submitting your proxy now will not prevent you from voting your shares electronically at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By order of the Board of Directors,

/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, Director

Gaithersburg, Maryland
April 26, 2024

CARTESIAN THERAPEUTICS, INC.
704 Quince Orchard Road
Gaithersburg, Maryland 20878

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Cartesian Therapeutics, Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, June 14, 2024 (the “Annual Meeting”) at 10:00 a.m., Eastern Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RNAC2024 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on your proxy card or on the instructions that accompanied your proxy materials. Holders of record of shares of common stock, $0.0001 par value (“Common Stock”), as of the close of business on April 18, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 17,796,053 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, (the “2023 Annual Report”) will be released on or about April 26, 2024 to our stockholders on the Record Date.
In this proxy statement, “Cartesian”, “Company”, “we”, “us”, and “our” refer to Cartesian Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 14, 2024
This Proxy Statement and the 2023 Annual Report are available at http://www.proxyvote.com

PROPOSALS
At the Annual Meeting, our stockholders will be asked:
1.To elect Carrie S. Cox and Murat Kalayoglu, M.D., Ph.D. as Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2.To approve, on a non-binding and advisory basis, a resolution approving the compensation of our named executive officers, as described in the accompanying proxy statement under “Executive and Director Compensation”;
3.To approve the Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan, which is an amendment and restatement of the Selecta Biosciences, Inc. 2016 Incentive Award Plan;
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
5.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this proxy statement, we know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the recommendations of the Board. The Board recommends that you vote:
1.FOR the election of Carrie S. Cox and Murat Kalayoglu, M.D., Ph.D. as Class II Directors;
2.FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
3.FOR the approval of the Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan;
4.FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on our proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this Proxy Statement. You are viewing or have received these proxy materials because Cartesian’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Cartesian is making this proxy statement and the 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 26, 2024, we mailed to our stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and received more than one copy of proxy materials, but wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers About the 2024 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 18, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 17,796,053 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, or by remove communication, or represented by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the 2024 Annual Meeting?
You may attend the virtual Annual Meeting only if you are a Cartesian stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/RNAC2024. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:55 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?

Stockholders of Record. We recommend that stockholders vote by proxy even if they plan to participate in the virtual Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, you may vote:
•by Telephone - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or Internet Notice;
•by Mail - You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting - You can vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/RNAC2024 and entering the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time, on June 14, 2024.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 13, 2024. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. We encourage stockholders to submit their proxies via the Internet or telephone. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/RNAC2024 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•by voting electronically at the virtual Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your participation in the virtual Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote electronically at the virtual Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically at the virtual Annual Meeting by following the instructions above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Approval of Compensation of Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

Proposal 3: Approval of Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the second, third and fourth proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the second, third, and fourth proposals.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the non-binding, advisory vote on executive compensation, and the approval of the Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the Annual Meeting.

PROPOSAL 1 - Election of Directors

Election of Directors
At the Annual Meeting, two Class II Directors have been nominated to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
We currently have eight directors on our Board, including two Class II Directors. Our current Class II Directors are Carrie S. Cox, who has served on our Board since 2019, and Murat Kalayoglu, M.D., Ph.D., who has served on our Board since 2023. Carrie S. Cox and Murat Kalayoglu, M.D., Ph.D. were each nominated for election as a Class II Director at the Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our restated certificate of incorporation, as amended (the “Charter”), the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2026 Annual Meeting and whose subsequent term will expire at the 2029 Annual Meeting of Stockholders; Class II, whose current term expires at the Annual Meeting, and whose subsequent term will expire at the 2027 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2025 Annual Meeting of Stockholders and whose subsequent term will expire at the 2028 Annual Meeting of Stockholders. The current Class I Directors are Michael Singer, M.D., Ph.D., Timothy A. Springer, Ph.D. and Patrick Zenner; the current Class II Directors are Carrie S. Cox and Murat Kalayoglu, M.D., Ph.D.; and the current Class III Directors are Timothy C. Barabe, Carsten Brunn, Ph.D. and Nishan de Silva, M.D., M.B.A.
Our Charter and amended and restated by-laws (the “Bylaws”) provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
There are no family relationships among any of our executive officers or directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required
This proposal requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board
The Board unanimously recommends a vote “FOR” the election of each of the below Class II Director nominees.

Nominees for Class II Directors (Terms to Expire at 2027 Annual Meeting of Stockholders)
The current members of the Board who have been nominated by the Board for election as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position(s) with Cartesian
Carrie S. Cox	66	2019	Chairman of the Board
Murat Kalayoglu, M.D., Ph.D.	51	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class II nominee for election at the Annual Meeting are as follows:

CARRIE S. COX	Age	66
Carrie S. Cox has served as a member of our Board and as chairman of the Board since November 2019. Ms. Cox has also served as chairman and a member of the board of directors of Organon & Co. since June 2021. Ms. Cox most recently served as the Chief Executive Officer of Humacyte, Inc., a regenerative medicine company based in Durham, North Carolina, from 2010 to June 2018, and served as a member of its board of directors from 2010 to August 2021, serving as chairman from 2011 to June 2019. Ms. Cox has served on the board of directors of Texas Instruments Incorporated since 2004. Ms. Cox previously served as the chairman of the board of directors of electroCore, Inc. from July 2018 to March 2020 and Array BioPharma, Inc. from August 2018 to July 2019, and served on the boards of directors of Celgene Corporation from December 2009 to November 2019, and Cardinal Health from December 2009 to November 2023. Ms. Cox received a B.S. from the Massachusetts College of Pharmacy and was a registered pharmacist. The Company believes Ms. Cox’s vast experience as a pharmaceutical executive and member of multiple boards of directors in the biotechnology industry as well as her knowledge of corporate strategy contributed to our Board’s conclusion that she should serve as a director of our Company.

MURAT KALAYOGLU, M.D., PH.D.	Age	51
Dr. Kalayoglu co-founded and served as Chief Executive Officer of the private company then known as Cartesian Therapeutics, Inc. (“Old Cartesian”) from 2016 until its acquisition by the Company in 2023. Prior to co-founding Old Cartesian, Dr. Kalayoglu co-founded and served as Chief Executive Officer of Topokine Therapeutics, Inc., which was acquired by Allergan plc in 2016. Dr. Kalayoglu was also co-founder and Chief Operating Officer of HealthHonors Corporation, which was acquired by Healthways, Inc. in 2009. Dr. Kalayoglu completed his medical residency in ophthalmology at the Massachusetts Eye and Ear Infirmary at Harvard Medical School. Dr. Kalayoglu received his B.S. and Ph.D. in medical microbiology and immunology and M.D. from the University of Wisconsin-Madison, and M.B.A. from the MIT Sloan School of Management. Dr. Kalayoglu’s extensive knowledge of our business and our product candidates contributed to the Board’s conclusion that he should serve as a director of our Company.
Continuing Members of the Board
Class I Directors (Terms Expire at 2026 Annual Meeting of Stockholders)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position(s) with Cartesian
Michael Singer, M.D., Ph.D.	50	2023	Director
Timothy A. Springer, Ph.D.	76	2016	Director
Patrick Zenner	77	2017	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

MICHAEL SINGER, M.D., PH.D.	Age	50
Dr. Singer co-founded and served as Chief Scientific Officer, later Chief Strategy Officer, and Chairman of the Board of Old Cartesian from 2016 until its acquisition by the Company in 2023. Prior to Old Cartesian, Dr. Singer co-founded and served as Chief Scientific Officer of Topokine Therapeutics, Inc. from 2012 to 2016. Prior to Topokine, he served as a medical director at Novartis from 2009 to 2012 and co-founded and served as Chief Scientific Officer of HealthHonors Corporation from 2006 to 2009. He has served as a member of the board of Bioporto A/S since 2019, Pykus Therapeutics since 2019, and Anodyne Nanotech since 2020. Dr. Singer received his B.S. in biology, M.Phil and Ph.D. in neuroscience, and M.D. from Yale University and completed internship and residency at Harvard. He is a registered U.S. patent agent. Dr. Singer’s extensive knowledge of our business and our product candidates contributed to the Board’s conclusion that he should serve as a director of our Company.

TIMOTHY A. SPRINGER, PH.D.	Age	76
Timothy A. Springer, Ph.D. has served as a member of our Board since June 2016 and as a scientific advisor to us since December 2008. Since 1989, Dr. Springer has served as the Latham Family Professor at Harvard Medical School. He has also served as Senior Investigator in the Program in Cellular and Molecular Medicine at Boston Children’s Hospital since 2012, and as Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School and Professor of Medicine at Boston Children’s Hospital since 2011. Dr. Springer was the Founder of LeukoSite, a biotechnology company acquired by Millennium Pharmaceuticals in 1999. Additionally, he is a founder, investor and board member of Morphic Therapeutic and a founder, investor and former director of Scholar Rock, where he served as a director until May 2019. Dr. Springer is a member of the National Academy of Sciences and his honors include the Crafoord Prize, the American Association of Immunologists Meritorious Career Award, the Stratton Medal from the American Society of Hematology, and the Basic Research Prize from the American Heart Association. In 2022, Dr. Springer received the Albert Lasker Basic Medical Research Award. Dr. Springer received a B.A. from the University of California, Berkeley, and a Ph.D. from Harvard University. Dr. Springer’s extensive knowledge of our business and the nanomedicine field contributed to our Board’s conclusion that he should serve as a director of our company.

PATRICK ZENNER	Age	77
Patrick Zenner has served as a member of our Board since June 2017, also serving as our Lead Director from June 2018 to November 2019. Mr. Zenner retired in 2001 from the position of President and Chief Executive Officer of Hoffmann-La Roche Inc., North America, based in Nutley, N.J. Mr. Zenner held various executive positions during his 32-year career with the company. Mr. Zenner is currently a member of the board of trustees of Creighton University and is Chairman Emeritus of the board of trustees of Fairleigh Dickinson University. In addition, Mr. Zenner served as Chairman of the board and a director of West Pharmaceutical Services, Inc. from 2002 until May 2022. From 2002 until January 2020, Mr. Zenner served as Chairman of the board and a director of ArQule, Inc. Until its sale in 2012, Mr. Zenner was a director of Par Pharmaceuticals, Inc. In 2010, he resigned from the boards of Geron Corporation, Xoma Ltd. and Exact Sciences, Inc. Until its sale in September 2009, Mr. Zenner was a director of CuraGen Corporation. Mr. Zenner received a B.S./B.A. from Creighton University and an M.B.A. from Fairleigh Dickinson University. Mr. Zenner’s extensive experience as a senior pharmaceutical executive and board member to numerous companies in the biotechnology industry contributed to our Board’s conclusion that he should serve as a director of our company.
Class III Directors (Terms Expire at 2025 Annual Meeting of Stockholders)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position(s) with Cartesian
Timothy C. Barabe	71	2016	Director
Carsten Brunn, Ph.D.	53	2018	President and Chief Executive Officer
Nishan de Silva, M.D., M.B.A.	51	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

TIMOTHY C. BARABE	Age	71
Timothy C. Barabe has served as a member of our Board since July 2016. Mr. Barabe also served on the boards of Veeva Systems Inc. from September 2015 to June 2021 and serves on the board of directors of Vigilant Biosciences, Inc., a private company, as well as Heartflow, Inc., also a private company. From 2001 to January 2020, Mr. Barabe served on the board of directors of ArQule, Inc., and from 2014 to 2017, Mr. Barabe served on the board of directors of Opexa Therapeutics, Inc. Mr. Barabe retired in June 2013 from his position as Executive Vice President and Chief Financial Officer of Affymetrix, Inc. Previously, from July 2006 until March 2010, he was Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. From 2004 to 2006, he served as Chief Financial Officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company. Mr. Barabe served with Novartis AG from 1982 through August 2004 in a succession of senior executive positions in finance and general management, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. Mr. Barabe received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. degree from the University of Chicago. Mr. Barabe’s experience as a senior financial executive of life sciences companies and knowledge of the pharmaceutical and biotech industries contributed to our Board’s conclusion that he should serve as a director of our Company.

CARSTEN BRUNN, PH.D.	Age	53
Carsten Brunn, Ph.D. has served as our President, Chief Executive Officer and member of our Board since December 2018. Dr. Brunn previously served as a member of the Board of Directors of Surface Oncology, Inc., a public oncology company, from June 2022 until September 2023. Prior to joining Cartesian Therapeutics, Inc., Dr. Brunn was the President of Pharmaceuticals for the Americas Region and a member of the Global Pharmaceutical Executive Committee at Bayer AG, a pharmaceutical company, since January 2017. Previously, he served as President of Bayer Pharmaceuticals in Japan, a role he held since March 2013. He also served as the Chairman of the European Federation of Pharmaceutical Industries and Associations (EFPIA) Japan, an organization representing innovative pharmaceutical companies in Japan. Dr. Brunn has held a number of senior leadership positions at Eli Lilly, Novartis, Basilea and Bausch and Lomb in Europe, Asia and the United States. He also currently serves on the board of directors of the Biotechnology Innovation Organization (BIO), a private organization. Dr. Brunn holds a Ph.D. in Chemistry from the University of Hamburg and a Master of Science in Pharmaceutical Sciences from the University of Freiburg. He also studied at the University of Washington under a research scholarship and completed his executive education at London Business School. Dr. Brunn’s experience as a senior executive of life sciences companies and knowledge of the pharmaceutical and biotechnology industries contributed to our Board’s conclusion that he should serve as a director of our Company.

NISHAN DE SILVA, M.D., M.B.A.	Age	51
Nishan de Silva, M.D., M.B.A. has served as a member of our Board since June 2021. Dr. de Silva most recently served as Chief Executive Officer of Radionetics Oncology, a private company, from March 2022 to July 2023. Prior to joining Radionetics Oncology, Dr. de Silva had served as Chief Executive Officer of AFYX Therapeutics, a private biotechnology company from April 2018 to February 2022, and served as a director at AFYX Therapeutics since May 2020 to February 2022. Previously, Dr. de Silva served as President, Chief Operating Officer, and director of Poseida Therapeutics, a cell- and gene therapy-focused biopharmaceutical company, from June 2015 to March 2018. Dr. de Silva also previously served as Vice President Finance and Strategy, and Chief Financial Officer at Ligand Pharmaceuticals. Dr. de Silva also previously served on the board of directors at CONNECT, a private organization, until November 2019. Dr. de Silva graduated Summa Cum Laude with a Bachelor of Arts degree in Biology from Harvard University, and received his M.D. degree from the University of Pennsylvania School of Medicine, as well as an M.B.A. degree from The Wharton School of the University of Pennsylvania. Dr. de Silva’s experience in the biotechnology industry, and his knowledge of gene therapies and clinical development contributed to our Board’s conclusion that he should serve as a director of our Company.

PROPOSAL 2 - Non-Binding, Advisory Approval of Compensation of Named Executive Officers

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote regarding the compensation of our named executive officers as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As more fully described in the sections of this proxy statement entitled “Executive and Director Compensation — Executive Compensation” and “Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain, and motivate talented individuals with executive expertise in the biotechnology and life sciences industries and leadership skills necessary for us to fulfill our mission to develop mRNA cell therapies for the treatment of autoimmune diseases.
The following proposal gives our stockholders the opportunity to endorse or not to endorse the compensation paid to our named executive officers. The vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices as discussed in this proxy statement.
Before voting, we recommend you read the sections of this proxy statement entitled “Executive and Director Compensation — Executive Compensation” and “Compensation Discussion and Analysis” for additional details on our executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on us, the Board or the Compensation Committee of the Board (the “Compensation Committee”). However, our Board and Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

PROPOSAL 3 - Approval of the Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan

Our stockholders are being asked to approve the Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan (the “Plan”), which is an amendment and restatement of the Selecta Biosciences, Inc. 2016 Incentive Award Plan (as in effect as of the date hereof, the “2016 Plan”). The amendment and restatement of the Plan was adopted by our Board, subject to stockholder approval, on April 25, 2024. If approved by stockholders, the amendment and restatement of the Plan will become effective as of June 14, 2024, the date of the Annual Meeting. Stockholder approval of the amendment and restatement of the Plan requires the affirmative vote of the holders of a majority of the votes cast on this proposal.
Summary of Changes to the Plan
The Plan includes changes to:
•Rename the “Selecta Biosciences, Inc. 2016 Incentive Award Plan” to the “Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan”;
•Increase the number of authorized shares of Common Stock that may be issued under the Plan from 1,004,930 to 4,471,474, and provide for an automatic increase in such authorized number of shares on January 1 of each year, commencing on January 1, 2025 and ending on January 1, 2034, in an amount equal to 4% of the total number of shares of our Common Stock outstanding on December 31 of the preceding year, unless the Board acts prior to January 1 of a given year to provide that the increase for such year will be a lesser number;
•Increase the number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options (“ISOs”) from 271,111 to 44,714,740;
•Extend the term of the Plan to April 25, 2034; and
•Clarify and update certain terms and provisions of the Plan.
Purpose of the Amendment and Restatement of the Plan
Equity-based compensation is a vital part of our compensation program for our employees, consultants and directors, and we believe that the issuance of awards under the Plan is a critical factor in our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we operate. Awards to be issued under the Plan will motivate recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders.
If the amendment and restatement of the Plan is not approved by our stockholders, we will have remaining only 23,371 shares of Common Stock available for future grant under the 2016 Plan (plus any shares of Common Stock that might be returned to the 2016 Plan and any shares of Common Stock added to the 2016 Plan pursuant to automatic annual increases through January 1, 2026), based on awards outstanding as of the Record Date, and we will have limited ability to grant additional equity incentives under the 2016 Plan. Since the closing of the Merger (defined below), we have been working diligently to integrate and advance our clinical and development pipeline of mRNA cell therapies for the treatment of autoimmune diseases. Among other activities, we continue to focus on ensuring readiness in our clinical and manufacturing operations for our planned Phase 3 trial of our Descartes-08 product candidate. We expect these activities to result in increases in our employee headcount. We believe our ability to recruit, retain and incentivize top talent will be adversely affected if the Plan is not approved.
Upon a review of the remaining shares of Common Stock available for grant under the 2016 Plan and the anticipated need for future equity award issuances, the Board approved the amendment and restatement of the Plan and the share pool authorized for issuance thereunder to ensure that we have sufficient equity plan capacity to continue to provide our eligible employees, consultants and directors with appropriate equity-based incentives.
Material Terms of the Plan
The material terms of the Plan, as approved by the Board, are summarized below. This summary is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached to this proxy statement as Appendix A. Cartesian stockholders are being asked to approve the Plan as presented. If the terms of the Plan are materially amended in a manner that would require stockholder approval under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), other relevant listing authority or the ISO requirements, stockholders will be asked to approve such material amendment.
Purpose and Eligibility
The purpose of the Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the Plan.
Shares of Common Stock Subject to the Plan
The maximum aggregate number of shares of Common Stock that may be issued pursuant to all awards under the Plan (the “Overall Share Limit”), after giving effect to the additional shares proposed to be added under this proposal, is 4,471,474 shares of Common Stock, and the maximum aggregate number of shares which may be issued pursuant to the exercise of ISOs is 44,714,740 shares of Common Stock.
The number of shares of Common Stock available for issuance will be increased annually on January 1 of each calendar year beginning in 2025 and ending in and including 2034, in an amount equal to 4% of the shares of Common Stock outstanding on December 31 of the preceding year, unless our Board of Directors acts prior to January 1 of a given year to provide that the increase for such year will be a lesser number. Shares of Common Stock issued under the Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
If an Award under the Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares of Common Stock subject to the award will again be available for new grants under the Plan. Further, any shares of Common Stock that are delivered to the Company by a participant to satisfy the applicable exercise or purchase price and/or to satisfy any applicable tax withholding obligation will be added back to the shares of Common Stock available for issuance. Awards granted under the Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us or our acquisition of the entity’s property or stock will not reduce the shares of Common Stock available for grant under the Plan, but will count against the maximum number of shares of Common Stock that may be issued upon the exercise of ISOs.
Plan Administration
The Plan is administered by the Board, which may delegate its duties and responsibilities to one or more committees of directors and/or officers (referred to collectively as the plan administrator below), subject to the limitations imposed under the Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and award agreements and to adopt, amend and repeal rules for the administration of the Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Plan.
Awards
The Plan provides for the grant of stock options, including non-qualified stock options (“NSOs”) and ISOs, stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”), and other stock or cash based awards. All awards under the Plan are set forth in award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations.
The sum of grant date fair market value of all awards granted under the Plan and all cash and other compensation paid by us to any non-employee director on the Board in any fiscal year for service as a non-employee director shall not exceed $750,000, or $1,000,000 for the fiscal year in which the applicable non-employee director is initially elected or appointed to the Board.
Options and SARs
Stock options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares of Common Stock subject to the award between the grant date and the exercise date. The plan administrator determines the number of shares of Common Stock covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share of Common Stock on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The plan administrator also has authority to determine the term of stock options and SARs granted under the Plan, up to a maximum of 10 years (or five years in the case of ISOs granted to certain significant stockholders). The term of a NSO or SAR will be automatically extended if, at the time of its scheduled expiration, the participant holding such option or SAR is prohibited by law or by our insider trading policy from exercising such option or SAR, provided that in no event may an option or SAR be exercised beyond the ten-year term of the applicable NSO or SAR. The Plan does not permit the repricing of options or SARs without shareholder approval.
The aggregate fair market value, determined at the time of grant, of shares of Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by Cartesian may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs.

Restricted Stock and RSUs
Restricted stock is an award of nontransferable shares of Common Stock that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Unless otherwise determined by the plan administrator, participants holding restricted stock are entitled to receive all ordinary cash dividends paid with respect to their shares of restricted stock. In addition, unless otherwise determined by the plan administrator, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.
RSUs are contractual promises to deliver shares of Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. If the plan administrator provides, a grant of RSUs may provide the participant with the right to receive dividend equivalents. Dividend equivalents may be paid prior to delivery of the underlying shares or credited to an account for the participant, settled in cash or shares of Common Stock and subject to the same restrictions on transferability and forfeitability as the RUSs with respect to which the dividend equivalents are granted. The plan administrator may provide that the delivery of the shares of Common Stock underlying RSUs will be deferred on a mandatory basis or at the election of the participant.
The terms and conditions applicable to restricted stock and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Plan.
Other Stock or Cash Based Awards
Other stock or cash based awards are awards of cash, fully vested shares of our Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Common Stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goals, transfer restrictions and vesting conditions.
Performance Criteria
The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the Plan may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.
Corporate Transactions and Recapitalizations
In connection with certain corporate transactions and events affecting our Common Stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Plan and replacing or terminating awards under the Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the Plan and outstanding awards as it deems appropriate to reflect the transaction.
If a change in control occurs and an outstanding award that is not subject to performance-based vesting is not continued, converted, assumed or replaced with a substantially similar award by the Company or a successor entity, such awards shall become fully vested and exercisable and all forfeiture restriction on such awards shall lapse.
In the event of certain pending transactions, including a stock dividend, stock split, merger, consolidation, or other extraordinary transaction or change affecting our Common Stock or the share price of Common Stock, the plan administrator may refuse to permit the exercise of any award for up to 60 days before or after such transaction.
Plan Amendment or Termination
The plan administrator may amend, suspend or terminate the Plan at any time; however, no amendment, other than an amendment that increases the number of shares of Common Stock available under the Plan, may materially and adversely affect an outstanding award without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Plan will remain in effect until April 25, 2034, unless earlier terminated by the plan administrator. No awards may be granted under the Plan after its termination.
Foreign Participants, Claw-back Provisions, Transferability and Participant Payments.
The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Plan, and exercise price obligations arising in connection with the exercise of stock options under the Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.
Certain U.S. Federal Income Tax Aspects of Awards Under the Plan
This is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Plan depend upon the type of award.
Options
A participant generally will not recognize taxable income at the time an option is granted and we generally will not be entitled to a tax deduction at that time.
A participant generally will recognize compensation taxable as ordinary income upon the exercise of a NSO equal to the excess of the fair market value of the shares of Common Stock purchased over their purchase price, and we will generally be entitled to a corresponding deduction. The tax basis for the acquired shares will be equal to the amount paid for the shares of Common Stock plus the amount of ordinary income recognized by the participant.
A participant will not recognize income upon exercise of an ISO. If the shares of Common Stock acquired by exercise of an ISO are held for at least two years from the date the option was granted and one year from the date it was exercised, the difference between the exercise price of the option and the fair market value of the shares of Common Stock at the time of a disposition will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such ISO shares are disposed of within either of the above-described periods, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of the shares of Common Stock on the date of the ISO exercise over the exercise price, and we generally will be entitled to a corresponding deduction. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.
Other Awards
Recipients who receive RSU awards generally will recognize ordinary income when they receive shares of Common Stock upon settlement of the awards in an amount equal to the fair market value of the shares of Common Stock at that time.

Recipients who receive awards of restricted stock subject to a vesting requirement generally will recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares of Common Stock at that time minus the amount, if any, paid for the shares of Common Stock. However, a recipient who receives restricted stock that is not vested may, within 30 days of the date the shares of Common Stock are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares of Common Stock rather than upon the vesting dates. Recipients who receive SARs generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the grant price. We generally will be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.
Potential Limitation on Deductions
Section 162(m) of the Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to each of our “covered employees.” The definition of “covered employee” includes anyone who was the Company’s Chief Executive Officer or Chief Financial Officer at any time during the year, as well as the Company’s three other most highly compensated executive officers during the year, and any such individual who is or became a covered employee after December 31, 2016 will always be treated as a covered employee, even after termination of employment. For taxable years beginning after December 31, 2026, the definition of “covered employee” will also include the employees who are among the five highest compensated employees for the applicable taxable year other than the Company’s Chief Executive Officer, Chief Financial Officer, or three other most highly compensated executive officers for such year. Accordingly, awards granted to our covered employees under the Plan may not be fully deductible.
Section 409A
Section 409A of the Code applies to any awards under the Plan that are deemed to be non-qualified deferred compensation. If the requirements of Section 409A of the Code are not met, the recipient may be required to include such deferred compensation in taxable income, and additional taxes and interest may be assessed on such amounts. If any awards are subject to Section 409A of the Code, we intend to have the awards comply with Section 409A of the Code.
New Plan Benefits
Grants of awards under the Plan are discretionary and the plan administrator has not yet determined to whom future awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the Plan to any individual or group of individuals. For information about awards granted to our named executive officers and directors during the year ended December 31, 2023, see “Executive and Director Compensation.” During 2023, awards under the 2016 Plan covering 126,922 shares of Common Stock were granted to our executive officers, awards under the 2016 Plan covering 21,915 shares of Common Stock were granted to our non-employee directors and awards under the 2016 Plan covering 68,832 shares of Common Stock were granted to our other employees.
Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2023.

	Number of securities				Number of securities
	to be issued upon		Weighted-average		remaining available for
	exercise of outstanding		exercise price of		future issuance under
	stock options, warrants		outstanding options,		equity compensation
Plan category	and rights		warrants and rights(1)		plans(2)
	(a)		(b)		(c)
Equity compensation plans approved by security holders (3)	—	(4)	$—	(4)	795,941	(5)
Equity compensation plans not approved by security holders (6)	790,977.299	(7)	$4.34		278,360	(8)
Total	790,977.299		$4.34		1,074,301
(1)Represents the weighted-average exercise price of outstanding options and is calculated without taking into account outstanding RSUs.
(2)Pursuant to the terms of the 2016 Plan, the number of shares of Common Stock available for issuance under the 2016 Plan automatically increases on each January 1, until and including January 1, 2026, by an amount equal to the lesser of: (a) 4% of the number of shares of the Company’s Common Stock outstanding on the last day of the applicable preceding calendar year and (b) such smaller number of shares as is determined by our Board. Pursuant to the terms of the 2016 Employee Stock Purchase Plan (the “2016 ESPP”), the number of shares of Common Stock available for issuance under the 2016 ESPP automatically increases on each January 1, until and including January 1, 2026, by an amount equal to the lesser of: (a) 1% of the number of shares of the Company’s Common Stock outstanding on the last day of the applicable preceding calendar year and (b) such smaller number of shares as is determined by our Board.

(3)Includes the 2016 Plan and the 2016 ESPP.
(4)There were no outstanding stock options, warrants or rights under the 2016 Plan and the 2016 ESPP as of December 31, 2023.
(5)Represents 750,146 shares available for issuance under the 2016 Plan and 45,795 shares available for issuance under the 2016 ESPP.
(6)Includes the 2018 Amended and Restated Employment Inducement Incentive Award Plan (the “2018 Plan”) and Old Cartesian’s 2016 Stock Incentive Plan (the “Old Cartesian Plan”). See Note 13 to our consolidated financial statements included in our 2023 Annual Report for a description of the material features of the 2018 Plan and the Old Cartesian Plan.
(7)Includes outstanding options to purchase 776,865 shares of Common Stock and to purchase 14,112.299 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), convertible to 470,403 shares of Common Stock, under the Old Cartesian Plan and no outstanding stock options, warrants or rights under the 2018 Plan as of December 31, 2023. Following the automatic conversion of the majority of our Series A Preferred Stock into Common Stock on April 8, 2024, the options exercisable for 14,112.299 shares of Series A Preferred Stock became exercisable for Common Stock.
(8)Represents 150,043 shares of Common Stock available for issuance under the 2018 Plan and 128,317 shares of Common Stock available for issuance under the Old Cartesian Plan.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the approval of the Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan.

PROPOSAL 4 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board (the “Audit Committee”) has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and other services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Report of the Audit Committee of the Board

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable PCAOB requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cartesian Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CARTESIAN THERAPEUTICS, INC.
Timothy C. Barabe (Chair)
Carrie S. Cox
Nishan de Silva, M.D., M.B.A.
Patrick Zenner

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services, tax services and for all other services:

Fee Category	2023	2022
Audit Fees(1)	$2,322,500	$1,125,000
Tax Fees(2)	28,325	8,325
All Other Fees(3)	3,600	2,905
Total Fees	$2,354,425	$1,136,230
(1)Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements.
(2)Tax fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.
(3)All other fees are those associated with services not captured in the other categories, including the utilization of a research tool provided by Ernst & Young LLP.

Audit Committee Pre-Approval Policy And Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All of the services provided by Ernst & Young LLP during 2023 and 2022 were pre-approved by the Audit Committee.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position(s)
Carsten Brunn, Ph.D. (1)	53	President and Chief Executive Officer
Blaine Davis (2)	50	Chief Financial Officer
Metin Kurtoglu, M.D., Ph.D. (3)	45	Chief Technology Officer
Chris Jewell, Ph.D. (4)	43	Chief Scientific Officer
Milos Miljkovic, M.D. (5)	40	Chief Medical Officer
Emily English, Ph.D. (6)	44	Senior Vice President, Head of Manufacturing

1 See biography on page 9 of this proxy statement.
2 Blaine Davis has served as our Chief Financial Officer since November 2022. Prior to joining the Company, Mr. Davis served as Chief Financial Officer at Protara Therapeutics, Inc., a publicly-traded biotechnology company, from February 2020 to September 2022. Before joining Protara Therapeutics, Inc., Mr. Davis served as Vice President, Head of Investor Relations & Corporate Communications for Insmed Incorporated from July 2017 to January 2020. Previously, Mr. Davis held multiple executive leadership positions at Endo International plc, including Senior Vice President and General Manager, Specialty Pharmaceuticals; President of Endo Ventures; and Senior Vice President, Investor Relations and Corporate Communications. Prior to his tenure at Endo International plc, Mr. Davis held senior positions in corporate and business development and investor relations at Bristol-Myers Squibb Company. Mr. Davis holds a B.A. in Biology and Psychology with a minor in Economics from Middlebury College.
3 Dr. Kurtoglu has served as the Chief Technology Officer of the Company since March 2024, prior to which Dr. Kurtoglu served as the Company’s Chief Operations Officer from November 2023 to March 2024. Prior to becoming the Company’s Chief Operating Officer, Dr. Kurtoglu served as the Chief Operating Officer from 2021 to November 2023, Chief Medical Officer and Chief GMP Manufacturing from 2019 to 2021 and Chief Medical Officer from 2016 to 2019 of Old Cartesian. Dr. Kurtoglu’s clinical and basic science research career spans over 20 years and has focused on developing novel targets for drug-resistant cancer cells and cancer stem cells, including multiple myeloma. He has also been an investigator in various cancer immunotherapy trials. Dr. Kurtoglu is a medical oncologist board certified in internal medicine. He completed his residency and graduate training at the University of Miami, and clinical and research fellowship at the NCI / NIH.
4 Dr. Jewell has served as the Chief Scientific Officer of the Company since November 2023. Prior to assuming his role as the Company’s Chief Scientific Officer, Dr. Jewell served as the Chief Scientific Officer of Old Cartesian from January 2023 to November 2023 and previously collaborated with Old Cartesian through sponsored research. Dr. Jewell established his laboratory at the University of Maryland in 2012, where he was promoted to Associate Professor in 2017 and to Full Professor in 2020, a position he served until April 2024. His expertise in bioengineering, immunology, and nanotechnology spans two decades of experience, including as a double-endowed MPower Professor and Minta Martin Professor at the University of Maryland and as a Consultant with the Boston Consulting Group. Dr. Jewell’s research has resulted in substantial funding and numerous publications, including works in Nature, Nature Materials, The Proceedings of the National Academy of Sciences (PNAS), and Nature Biotechnology. He has received over 50 professional awards and is an elected Fellow of the American Institute for Medical and Biological Engineering and the Biomedical Engineering Society. Dr. Jewell completed his Ph.D. in Chemical Engineering at the University of Wisconsin and was a Ragon Postdoctoral Fellow at MIT and Harvard.
5 Dr. Miljkovic has served as the Chief Medical Officer of the Company since November 2023. He is board-certified in hematology, medical oncology, and internal medicine. Prior to serving as Old Cartesian’s Chief Medical Officer from 2021 to November 2023, he served at the National Cancer Institute as an Assistant Research Physician from 2017 to 2021, Chief Fellow, Hematology/Oncology from 2016 to 2017 and as a Clinical Fellow, Hematology/Oncology from 2014 to 2017. While working at the National Cancer Institute, Dr. Miljkovic specialized in early-stage trials in immuno-oncology. He is currently a Special Volunteer at the National Cancer Institute’s Lymphoid Malignancies Branch. He also works as an Instructor at University of Maryland Baltimore County, where he co-leads an introductory course in clinical trials for the UMBC graduate program in bioengineering.
6 Dr. English has served as the Senior Vice President, Head of Manufacturing Operations of the Company since April 2024, and as its Vice President, Quality from November 2023 to April 2024. Dr. English served as Vice President, Quality at Old Cartesian from December 2022 to November 2023, and had previously served as Old Cartesian’s Senior Director, Quality, from December 2021 to December 2022, and its Director, Quality from April 2021 to December 2021. Dr. English served as Venture Partner at Baltimore Venture Partners, a private investment firm, from August 2020 to April 2021. She also served as Chief Executive Officer of Gemstone Biotherapeutics, a private biotechnology company, from June 2018 to June 2020, and as Chief Operating Officer at Gemstone from June 2017 to May 2018. Dr. English also served on the Board of Directors of the

BioTechnical Institute of Maryland, Inc. from December 2018 to June 2021, and served on the advisory board of the University of Maryland’s Department of Bioengineering from July 2019 to June 2021. Dr. English holds a bachelor’s of science degree in Chemistry from the University of Maryland, and a Ph.D. in Chemistry from the University of Wisconsin-Madison.
None of our executive officers are related to any other executive officer or to any of our directors.
Pursuant to the merger agreement (the “Merger Agreement”) by and among the Company, Old Cartesian, and the merger subsidiary parties thereto, dated as of November 13, 2023, the Company previously agreed to appoint each of Dr. Jewell and Dr. Kurtoglu to their roles as Chief Scientific Officer and Chief Operating Officer, respectively. Other than pursuant to the Merger Agreement, there are no known arrangements or understandings between either of Dr. Jewell or Dr. Kurtoglu and any other person pursuant to which either of them were selected as an officer.

Corporate Governance
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors & News” page of our website located at www.cartesiantherapeutics.com, or by writing to our Secretary at our offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878. The information contained on our website, and in all references to our website within this proxy statement, shall not be deemed incorporated by reference in this proxy statement or in any other filing we make under Exchange Act.
Board Composition
Our Board currently consists of eight members: Timothy C. Barabe, Carsten Brunn, Ph.D., Carrie S. Cox, Nishan de Silva, M.D., M.B.A., Murat Kalayoglu, M.D., Ph.D., Michael Singer, M.D., Ph.D., Timothy A. Springer, Ph.D. and Patrick Zenner. As set forth in our Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Charter and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
Pursuant to the Merger Agreement, an entity affiliated with Dr. Kalayoglu was granted a right to designate one individual (initially, Dr. Kalayoglu) to be appointed to the Board for so long as such entity, collectively with its affiliates, directly or indirectly, holds at least 15% of the then-outstanding shares of Common Stock (assuming for such purposes that the conversion of our Series A Preferred Stock into Common Stock, without regard to the application of any beneficial ownership limitation on such conversion, has occurred). The automatic conversion of the majority of our Series A Preferred Stock into Common Stock occurred on April 8, 2024.
Director Independence
All of our directors, Class II director nominees, and our former directors, Göran Ando,M.D., Scott D. Myers, and Aymeric Sallin, other than Carsten Brunn, Ph.D. and Timothy A. Springer, Ph.D., qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Dr. Springer is affiliated with one of our significant stockholders. Dr. Brunn is not independent because he is the President and Chief Executive Officer of Cartesian. Dr. Springer is not independent because of his affiliation with one of our significant stockholders, his significant direct stockholding, and his history as a scientific advisor to the Company. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a public company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another public company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills as may be determined by the Nominating and Corporate Governance Committee from time to time. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. All of our Class II director nominees were recommended by the Nominating and Corporate Governance Committee.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Cartesian Therapeutics, Inc., 704 Quince Orchard Road, Gaithersburg, Maryland 20878. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders to the Company, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Cartesian Therapeutics, Inc., 704 Quince Orchard Road, Gaithersburg, Maryland 20878.
Board Leadership Structure and Role in Risk Oversight
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Currently, the role of Chairman of the Board is separate from the role of Chief Executive Officer, with Carrie S. Cox serving as Chairman of the Board and Dr. Brunn serving as Chief Executive Officer. The Board evaluates whether the positions of Chairman of the Board and Chief Executive Officer should be combined or separated on an ongoing basis based on factors such as the experience of the applicable individuals and the current business environment of the Company. After considering these factors, the Board determined that continuing to separate the positions of Chairman and Chief Executive Officer was appropriate for the Company at this time.
If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead director. The lead director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board. Our Board is comprised of individuals with extensive experience in the biotechnology and pharmaceutical industries and, with the exception of Drs. Brunn and Springer, is comprised of directors who meet the independence standards of Nasdaq. For these reasons and because of the strong leadership of Dr. Brunn as President and Chief Executive Officer and Ms. Cox as Chairman of the Board, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Annual Board Evaluation
Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to periodically oversee an assessment of the Board and its committees.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.cartesiantherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Diversity Commitment
Board diversity and inclusion is critical to the success of Cartesian. Our Board is committed to ensuring its membership has sufficient diversity of expertise, experience, background and perspective to support the long-term success of the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view on substantive matters pertaining to the Company’s business. Our nomination process and our Board’s approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.
Our Corporate Governance Guidelines include director qualification standards that contain a wide variety of factors the Nominating and Corporate Governance Committee is to take into account to ensure that the director nomination process considers a diverse mix of age, gender, race, place of residence and specialized experience. Additionally, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. The Board continually assesses the size and the mix of experiences and backgrounds of its members, including gender, ethnic, and racial composition. Cartesian evaluates the effectiveness of this policy through annual self-evaluations completed by the Board and each of its committees.
The Board firmly believes that it plays a key role in the oversight of Cartesian’s culture and in holding management accountable for the creation and stewardship of that culture. One of the ways the Board accomplishes this is by setting qualitative annual objectives for Dr. Brunn. Historically, Dr. Brunn’s annual objectives have included recruiting and retaining a high caliber and diverse executive team; establishing and fostering a strong, purpose-driven corporate culture to drive employee engagement; strengthening governance and ensuring transparent and timely communication with the Board, and acting as a role model and conducting business with high integrity. These objectives are meant, in part, to drive and maintain a positive corporate culture to attract, engage, and retain key talent for the Company. Additionally, the Board believes an engaged and empowered workforce contributes significantly to the creation of stockholder value.
In evaluating the suitability of individual candidates for internal positions and to serve on our Board, Cartesian is proud to consider many factors, including diversity of expertise and experience in substantive matters pertaining to our company’s business, as well as diversity of background and perspective, including, but not limited to, with respect to age, gender, race, sexual orientation, religion, and relevant experience.

Diversity Matrix
The following board diversity matrix presents information as of April 18, 2024 regarding the diversity characteristics of our Board in accordance with Nasdaq listing standard 5606, as self-reported by our directors.

	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	0	1
Number of Directors Who Identify in Any of the Categories Below
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	1	0	1
Anti-Hedging Policy
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The Insider Trading Policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts.
Attendance By Members Of The Board At Meetings
There were eighteen meetings of the Board during the fiscal year ended December 31, 2023. Our independent directors also held regularly scheduled executive sessions. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served, in each case during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on the “Corporate Governance” section of the “Investors & News” page of our website at www.cartesiantherapeutics.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances each director will attend. All of our then-incumbent directors attended the 2023 Annual Meeting of Stockholders.
Committees of the Board
Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Science, IP and Quality.
The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Science, IP and Quality
Timothy C. Barabe	Chair	-	X	-
Carsten Brunn, Ph.D.	-	-	-	-
Carrie S. Cox	X	Chair	-	-
Nishan de Silva, M.D., M.B.A.	X	-	-	X
Murat Kalayoglu, M.D., Ph.D.	-	-	-	Chair
Michael Singer, M.D., Ph.D.	-	-	X	X
Timothy A. Springer, Ph.D.	-	-	-	X
Patrick Zenner	X	X	Chair	-

Audit Committee
Our Audit Committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•discussing our risk management policies and conducting regular risk assessments related to all matters affecting the enterprise, including cybersecurity, and receives periodic reports on our cybersecurity risks and activities;
•establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by the SEC rules (which is included on page 19 of this proxy statement).
The Audit Committee charter is available on the “Corporate Governance” section of the “Investors & News” page of our website at www.cartesiantherapeutics.com. The members of the Audit Committee are Timothy C. Barabe, Carrie S. Cox, Nishan de Silva, M.D., M.B.A, and Patrick Zenner. Mr. Barabe serves as the Chairman of the Audit Committee. Our Board has affirmatively determined that each of Mr. Barabe, Ms. Cox, Dr. de Silva and Mr. Zenner is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq rules. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board has determined that each of Mr. Barabe and Mr. Zenner qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
In 2023, the Audit Committee met six times.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;
•reviewing and approving, or making recommendations to our Board with respect to, the compensation of our Chief Executive Officer and other executive officers;
•overseeing an evaluation of our senior executives;
•administering our cash and equity incentive plans;
•reviewing and making recommendations to our Board with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis”; and
•preparing the annual compensation committee report, if required by SEC rules.
The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist it in carrying out its responsibilities.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on the “Corporate Governance” section of the “Investors & News” page of our website at www.cartesiantherapeutics.com. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
In 2023, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a compensation consulting firm, to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Compensia reported directly to the Compensation Committee; however, our Chief Executive Officer consulted with Compensia with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed compensation assessments provided by Compensia comparing our compensation to that of a group of peer companies within our industry and met with Compensia to discuss compensation of our executive officers and our Board, including the Chief Executive Officer, and to receive input and advice. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Compensia and does not believe Compensia’s prior work in 2022 or work in 2023 raised a conflict of interest.
The Compensation Committee uses competitive compensation data from an annual total compensation study of peer companies performed by Compensia to inform the Compensation Committee’s decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
The members of the Compensation Committee are Carrie S. Cox and Patrick Zenner. Carrie S. Cox serves as Chairman of the Compensation Committee. Our Board has determined that each of Ms. Cox, Mr. Zenner and our former directors and Compensation Committee members Göran Ando, M.D., Scott D. Myers, and Aymeric Sallin, is independent under the applicable SEC and Nasdaq rules, including the heightened standard for independence specific to members of a compensation committee, and is a “non‑employee director” as defined in Rule 16b‑3 promulgated under the Exchange Act.
In 2023, the Compensation Committee met eleven times.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•identifying individuals qualified to become board members;
•recommending to our Board the persons to be nominated for election as directors and to each board committee;
•reviewing and making recommendations to our Board with respect to management succession planning;
•developing and recommending to our Board corporate governance principles; and
•overseeing a periodic assessment of our Board.
The Nominating and Corporate Governance Committee charter is available on the “Corporate Governance” section of the “Investors & News” page of our website at www.cartesiantherapeutics.com. The members of the Nominating and Corporate Governance Committee are Timothy C. Barabe, Michael Singer, M.D., Ph.D., and Patrick Zenner. Mr. Zenner serves as the Chairman of the Nominating and Corporate Governance Committee. Our Board has determined that each of Mr. Barabe, Dr. Singer, and Mr. Zenner, and our former director and Nominating and Corporate Governance Committee member, Scott D. Myers, is independent under the applicable Nasdaq rules.
In 2023, the Nominating and Corporate Governance Committee met four times.

Science, IP and Quality Committee
The Science, IP and Quality Committee of the Board (the “SIPQ Committee”) does not maintain a charter in order to preserve maximum flexibility for its activities. Some of the activities undertaken by the SIPQ Committee include:
•reviewing the Company’s research and development strategy as well as the Company’s long-term strategic goals and objectives, and monitoring the Company’s progress in achieving such goals and objectives;
•advising the Board on scientific, technological, and research and development matters, and on strategic issues associated with the Company’s product pipeline and technology;
•reviewing and discussing the effectiveness and competitiveness of the Company’s position and strategies in relation to emerging scientific and technology trends and activities relevant to the success of the Company’s product pipeline and technology;
•reviewing the quality, direction, and competitiveness of the Company’s research and development programs, and product pipeline;
•reviewing the organization, resources and capabilities of the Company’s research, analytical, chemistry, manufacturing, and controls, and clinical departments;
•reviewing strategies and approaches to acquiring, in licensing, out licensing, and maintaining innovation and technology positions;
•advising the Board on the scientific, medical, and technical aspects of significant acquisitions, in licenses, out licenses, and other strategic business development transactions;
•assisting the Company in reviewing, as requested, the capabilities of the Company’s current and prospective key scientific, clinical, medical, or technical personnel and engagement with key opinion leaders, and the depth and breadth of the Company’s scientific resources;
•advising the Board, and the committees of the Board, as requested, with regard to performance and succession planning of the Company’s officers and other leadership of the research and development, manufacturing, medical, and other technical or scientific functions within the Company;
•reviewing and opining on the strategy for the Company’s intellectual property portfolio;
•providing counsel and know-how to the Company’s management in the area of research and development and the Company’s product pipeline and technology; and
•carrying out other tasks or providing other advice related to the Company’s product pipeline and technology as may be requested by the Board.

The SIPQ Committee was formed on March 20, 2024, and consequently did not meet in 2023. The members of the SIPQ Committee are Nishan de Silva, M.D., M.B.A, Murat Kalayoglu, M.D., Ph.D., Michael Singer, M.D., Ph.D., and Timothy A. Springer, Ph.D. Dr. Kalayoglu serves as the Chairman of the SIPQ Committee.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2023. It also explains how we determined the material elements of compensation for our principal executive officer, our principal financial officer, the two executive officers (other than our principal executive officer and principal financial officer) who were our most highly compensated currently serving executive officers for the year ended December 31, 2023, and the two executive officers who would have been among our two highly compensated executive officers for the year ended December 31, 2023 but for the fact that such individuals were not serving as executive officers at the end of the year ended December 31, 2023, whom we refer to collectively as our “Named Executive Officers.” For 2023, our Named Executive Officers were:
•Carsten Brunn, Ph.D., our President and Chief Executive Officer (our “CEO”);
•Blaine Davis, our Chief Financial Officer (our “CFO”);
•Metin Kurtoglu, M.D., Ph.D., our Chief Technology Officer;
•Chris Jewell, Ph.D., our Chief Scientific Officer;
•Peter G. Traber, M.D., our former Chief Medical Officer; and
•Lloyd Johnston, Ph.D., our former Chief Operations Officer.
Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our executive officers. In addition, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our executive officers, including our Named Executive Officers, in 2023.
Overview
We are a clinical-stage biotechnology company developing mRNA cell therapies for the treatment of autoimmune diseases. We leverage our proprietary technology and manufacturing platform to introduce one or more mRNA molecules into cells to enhance their function. Unlike DNA, mRNA degrades naturally over time without integrating into the cell’s genetic material. Therefore, our mRNA cell therapies are distinguished by their capacity to be dosed repeatedly like conventional drugs, administered in an outpatient setting, and given without pre-treatment chemotherapy required with many conventional cell therapies. We believe our mRNA cell therapies have the potential to deliver deep, durable clinical benefit to a broad group of patients with autoimmune diseases because they can be administered over a short period of time, in an outpatient setting, and without pre-treatment chemotherapy.
2023 Business Highlights
•On November 13, 2023, we announced our Merger (defined below) with Old Cartesian, a clinical-stage biotechnology company pioneering mRNA cell therapies for autoimmune diseases. In connection with the merger, we also announced a $60.25 million private placement financing led by Timothy A. Springer, Ph.D., a member of our Board.
Since consummating the Merger, we have been focused on continuing to advance our pipeline of innovative cell therapies, with several clinical milestones expected in 2024.
•In August 2023, we announced a strategic initiative designed to maximize stockholder value associated with our legacy product candidate, SEL-212. As part of the initiative, we announced plans to halt further investments in our pipeline programs outside of SEL-212 and Xork and to stop or discontinue non-essential activities.
SEL-212 is a combination of our ImmTOR immune tolerance platform and a therapeutic uricase enzyme (pegadricase). In March 2023, we and our SEL-212 development partner, Swedish Orphan Biovitrum AB (publ) (“Sobi”), reported positive Phase 3 data from the DISSOLVE I and II Phase 3, placebo-controlled, randomized clinical trials of SEL-212 for the treatment of patients with chronic refractory gout. Both trials met their primary endpoint, and SEL-212 was observed to be safe and well-tolerated.
In October 2023, we announced that we entered into an agreement to transition the manufacturing and development rights and remaining clinical operations of ImmTOR for SEL-212 to Sobi. Under the terms of the agreement, 15 of our employees transferred their employment to full-time positions at Sobi.
2023 Executive Compensation Highlights
Consistent with our performance and compensation philosophy, the Compensation Committee took the following compensation actions for our Named Executive Officers for 2023:

Named Executive Officer	2023 Base Salary Increase from 2022	2023 Annual Bonus Target as a Percentage of Base Salary	2023 Annual Time-Based Stock Options (# of shares)	2023 Annual Time-Based RSU Awards (# of shares)
Carsten Brunn, Ph.D.	5.4%	55%	42,499	9,426
Blaine Davis (1)	—	40%	—	—
Metin Kurtoglu, M.D., Ph.D. (2)	—	40%	—	—
Chris Jewell, Ph.D. (3)	—	40%	—	—
Peter G. Traber, M.D. (4)	9.0%	40%	29,999	6,666
Lloyd Johnston, Ph.D. (5)	4.5%	40%	15,833	3,333
(1)     Mr. Davis was appointed Chief Financial Officer on November 28, 2022, and per the terms of his employment agreement was not eligible for a base salary increase, annual time-based stock options, or annual time-based RSU awards in 2022. Mr. Davis received a one-time grant of 41,666 options upon his hiring on November 28, 2022.
(2)     Dr. Kurtoglu was appointed Chief Operations Officer on November 13, 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer.
(3)     Dr. Jewell was appointed Chief Scientific Officer on November 13, 2023.
(4)     Dr. Traber ceased to serve as our Chief Medical Officer on November 13, 2023.
(5)     Dr. Johnston ceased to serve as our Chief Operations Officer on November 13, 2023.
Emphasis on Variable and Performance-Based Compensation
The annual compensation of our executive officers, including our Named Executive Officers, varies from year to year based on our corporate financial and operational results and individual performance. Our executive compensation program emphasizes “variable” pay over “fixed” pay and seeks to balance short-term and long-term incentives, as well as performance-based and time-based incentives. In 2023, the majority of the target total direct compensation of our CEO consisted of variable pay, including cash awarded under our annual bonus plan and long-term incentives in the form of equity awards for which value is likely to be variable. In particular, 18.4% of our CEO’s 2023 target total direct compensation was delivered in stock options, which derive their value from potential increases in our stock price. Fixed pay, primarily consisting of base salary, made up only 10.1% of our CEO’s target total direct compensation in 2023, while variable pay, consisting of annual incentives in the form of an annual bonus program and long-term incentives in the form of equity awards, made up 89.9% of his target total direct compensation. Similar allocations applied to our other executive officers, including our other Named Executive Officers. The following chart shows the percentages of target variable pay versus target fixed pay for our CEO and our other Named Executive Officers in 2023:

Named Executive Officer	Title	Total Pay (2023)	Percentage of Pay (Fixed)	Percentage of Pay (Variable)
Carsten Brunn, Ph.D.	President and Chief Executive Officer	$6,111,883	10.1%	89.9%
Blaine Davis	Chief Financial Officer	$2,494,759	17.6%	82.4%
Metin Kurtoglu, M.D., Ph.D.(1)	Chief Technology Officer	$71,243	70.6%	29.4%
Chris Jewell, Ph.D.(2)	Chief Scientific Officer	$53,100	70.6%	29.4%
Peter G. Traber, M.D.(3)	Former Chief Medical Officer	$3,780,920	12.1%	87.9%
Lloyd Johnston, Ph.D.(4)	Former Chief Operations Officer	$2,697,590	16.0%	84.0%
(1)     Dr. Kurtoglu was appointed Chief Operations Officer on November 13, 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer.
(2)     Dr. Jewell was appointed Chief Scientific Officer on November 13, 2023.
(3)     This row represents Dr. Traber’s total pay at target. Upon his departure as a full-time employee in December 2023, Dr. Traber forfeited his 2023 annual target bonus opportunity of $200,000. However, as discussed under “—Post-Employment Compensation” below, Dr. Traber was paid an amount of $200,000 as a term of his separation agreement, which was approved separately from the cash bonus plan for 2023 (the “2023 Bonus Plan”) by the Compensation Committee.
(4)     This row represents Dr. Johnston’s total pay at target. Upon his departure as a full-time employee in December 2023, Dr. Johnston forfeited his 2023 annual target bonus opportunity of $173,888. However, as discussed under “—Post-Employment Compensation” below, Dr. Johnston was paid an amount of $173,888 as a term of his separation agreement, which was approved separately from the 2023 Bonus Plan by the Compensation Committee.
Merger

On November 13, 2023 we entered into the Merger Agreement, pursuant to which Sakura Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of ours (“First Merger Sub”) merged with and into Old Cartesian, pursuant to which Old Cartesian was the surviving corporation and became a wholly owned subsidiary of ours (the “First Merger”). Immediately following the First Merger, Old Cartesian merged with and into Sakura Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of ours (“Second Merger Sub”), pursuant to which Second Merger Sub was the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger”).
Treatment of Equity Awards
The Merger Agreement provides that, among other things, upon the consummation of the First Merger:
•each option to acquire shares of Common Stock (a “Company Stock Option”) and each RSU award with respect to shares of Common Stock, in each case that was outstanding and unvested immediately prior to the Effective Time (as defined in the Merger Agreement), vested in full at the Effective Time;
•each Company Option was canceled at the Effective Time, and in exchange therefor, former holders of such canceled Company Stock Options became entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (A) the total number of shares of Common Stock subject to the unexercised portion of such Company Stock Option immediately prior to the Effective Time (determined after giving effect to the accelerated vesting) multiplied by (B) the excess, if any, of $2.06 (the “Cash-out Amount”) over the applicable exercise price per share of Common Stock under such Company Stock Option; provided, however, that, if the exercise price per share of Common Stock of any Company Stock Option was equal to or greater than the Cash-out Amount, such Company Stock Option was canceled and terminated without any consideration in respect thereof; and
•each RSU award with respect to shares of Common Stock was cancelled at the Effective Time, and the former holder of such canceled RSU became entitled, in exchange therefor, to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (A) the total number of shares of Common Stock deliverable under such RSU immediately prior to the Effective Time (determined after giving effect to the accelerated vesting) multiplied by (B) the Cash-out Amount.
The table below illustrates the impact of these provisions on awards held by our Named Executive Officers:

Named Executive Officer	Company Stock Options Subject to Accelerated Vesting	RSUs Subject to Accelerated Vesting	Company Stock Options Canceled	RSUs Canceled	Cash Received for Canceled Company Stock Options	Cash Received for Canceled RSUs
Carsten Brunn, Ph.D.	2,154,651	521,125	5,569,100	521,125	$1,309,750	$1,073,518
Blaine Davis	1,250,000	—	1,250,000	—	$987,500	—
Peter G. Traber, M.D.	1,339,155	291,200	2,250,300	291,200	$837,000	$599,872
Lloyd Johnston, Ph.D.	738,752	173,000	1,667,357	173,000	$497,550	$356,380
Metin Kurtoglu, M.D., Ph.D.	—	—	—	—	—	—
Chris Jewell, Ph.D.	—	—	—	—	—	—

Old Cartesian Options and Adoption of Old Cartesian’s 2016 Stock Incentive Plan
At the Effective Time, each option to purchase shares of Old Cartesian common stock (an “Old Cartesian Option”), other than Old Cartesian Options held by Drs. Kurtoglu, Miljkovic, and Jewell, that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase Common Stock. At the Effective Time, each Old Cartesian Option held by Drs. Kurtoglu, Miljkovic, and Jewell (a “Continuing Officer Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase Series A Preferred Stock. Pursuant to the Merger Agreement, we assumed the Old Cartesian Plan and each Old Cartesian Option in accordance with the terms of the Old Cartesian Plan and the terms of the stock option agreement by which such Old Cartesian Option is evidenced (but with changes to such documents as we in good faith determined were necessary to reflect the substitution of Old Cartesian Options by us to purchase shares of Common Stock or Series A Preferred Stock, as applicable, and the other terms set forth in the Merger Agreement). All rights with respect to Old Cartesian common stock under Old Cartesian Options assumed by the Company were converted into rights with respect to Common Stock or Series A Preferred Stock, as applicable. From and after the Effective Time:

•the number of shares of Common Stock subject to each Old Cartesian Option assumed by the Company was determined by multiplying (A) the number of shares of Old Cartesian common stock that were subject to such Old Cartesian Option, as in effect immediately prior to the First Effective Time, by (B) the Exchange Ratio (as defined in the Merger Agreement), and rounding the resulting number down to the nearest whole number of shares of Common Stock;
•the per-share exercise price for Common Stock issuable upon exercise of each Old Cartesian Option assumed by the Company was determined by dividing (A) the per share exercise price of Old Cartesian common stock subject to such Old Cartesian Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent;
•the number of shares of Series A Preferred Stock subject to each Continuing Officer Option assumed by the Company was determined by multiplying (A) the number of shares of Old Cartesian common stock that were subject to such Continuing Officer Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio (as defined in the Merger Agreement), and (C) dividing such resulting number by 1,000 and rounding the resulting number down to the nearest 1/1000th of a share of Series A Preferred Stock;
•the per share exercise price for Series A Preferred Stock issuable upon exercise of each Continuing Officer Option assumed by the Company was determined by dividing (A) the per share exercise price of Old Cartesian common stock subject to such Continuing Officer Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and (C) multiplying the resulting number by 1,000 and rounding the resulting exercise price up to the nearest whole cent; and
•any restriction on the exercise of any Old Cartesian Option assumed by the Company, including the Continuing Officer Options, will continue in full force and effect and, except as expressly provided in the Merger Agreement, the term, exercisability, vesting schedule and other provisions of such Old Cartesian Option will otherwise remain unchanged.
Following the automatic conversion of the majority of our Series A Preferred Stock into Common Stock on April 8, 2024, the Continuing Officer Options became exercisable for Common Stock, rather than Series A Preferred Stock. As of the effective time of the automatic conversion, the number of shares of Common Stock subject to each Continuing Officer Option was adjusted by multiplying (A) the number of shares of Series A Preferred Stock that were subject to such Continuing Officer Option, by (B) 33.333 and rounding the resulting number down to the nearest whole number of shares of Common Stock. The per-share exercise price for Common Stock issuable upon exercise of each Continuing Officer Option was correspondingly adjusted by dividing (A) the per-share exercise price of the Series A Preferred Stock subject to such Continuing Officer Option, by (B) 33.333 and rounding the resulting exercise price up to the nearest whole cent.
As a result of the Merger, Drs. Kurtoglu and Jewell were granted Continuing Officer Options as summarized below:

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Not Yet Exercisable(1)	Option Exercise Price	Option Expiration Date
Metin Kurtoglu, M.D., Ph.D.	213,820	—	$1.41	11/6/2026
	14,254	—	$3.23	4/25/2031
	3,563	10,691	$3.23	2/29/2032
Chris Jewell, Ph.D.	84,638	57,909	$3.23	1/15/2033
(1)     The Continuing Officer Options were exercisable initially only for shares of Series A Preferred Stock. Following the conversion of the majority of the Company’s outstanding shares of Series A Preferred Stock, the Continuing Officer Options were converted into options to purchase shares of Common Stock. The numbers of shares presented in this column are shares of Common Stock.
Retention Bonuses
On August 25, 2023, our Board approved a one-time cash bonus payment (each, a “Retention Bonus” and together, the “Retention Bonuses”) to certain of our then-current executive officers equal to a multiplier of that executive officer’s annual base salary for 2023, including Dr. Brunn (2x annual base salary), Mr. Davis (2x annual base salary), Dr. Traber (1.5x annual base salary), and Dr. Johnston (2x annual base salary), provided that each such Retention Bonus recipient remains employed by us in good standing on March 31, 2024. In connection with the Merger, the Compensation Committee of the Board approved the acceleration of the payment of each Retention Bonus, each of which was paid shortly following the closing of the Merger, pursuant to retention bonus letters with each Retention Bonus recipient, provided that each Retention Bonus recipient will be required to repay his or her Retention Bonus in the event that he or she ceases to provide services to the Company prior to either March 31, 2024 (in the case of Drs. Traber and Johnston, who both provided services through this date) or June 30, 2024 (in the case of Dr. Brunn and Mr. Davis), unless the recipient’s termination is due to an involuntary termination of all of the recipient’s services by the Company without cause.
Executive Compensation Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2023, the following executive compensation policies and practices were in place, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:
What We Do

✓
Compensation Committee Independence – Our Board maintains a Compensation Committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

✓
Compensation Committee Advisor Independence – The Compensation Committee engages and retains its own advisors. In 2023, the Compensation Committee engaged Compensia as compensation consultant to assist with its responsibilities. Compensia performs no consulting or other services for the Company.

✓
Annual Compensation Review – The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

✓
Compensation-Related Risk Assessment – We conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on our Company.

✓
Emphasize Long-Term Equity Compensation – The Compensation Committee uses equity awards to deliver long-term incentive compensation opportunities to our executive officers, including our Named Executive Officers. These equity awards vest or may be earned over multi-year periods, which we believe better serves our long-term value creation goals and retention objectives.

✓
Limited Executive Perquisites – We provide only modest amounts of perquisites or other personal benefits that serve a sound business purpose to the Named Executive Officers. In addition, the Named Executive Officers participate in our health and welfare benefit programs on the same terms as all of our employees.

✓
“Double-Trigger” Change in Control Arrangements – The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of the Company and (ii) a qualifying termination of employment.

✓
Executive Clawback Policy – Effective as of October 2, 2023, we instituted a new executive clawback policy, compliant with new SEC rules, which allows the Board to recover any incentive awards from any executive officer in the event the Company is required to file a restatement of its financial reporting as a result of that executive officer’s fraud or misconduct.

✓
Reasonable Change-in-Control Arrangements – We believe the post-employment compensation arrangements for our executive officers, including our Named Executive Officers, provide for amounts and multiples that are within reasonable market norms.

✓	Prohibition on Hedging and Pledging – Under our Insider Trading Policy, we prohibit our employees from hedging any Company securities and from pledging any Company securities as collateral for a loan.
✓	Succession Planning – Our Board reviews the risks associated with our key executive positions on an annual basis so that we continue to evaluate an adequate succession strategy.
What We Do Not Do

X
Retirement Programs – Other than our Section 401(k) plan generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers, including our Named Executive Officers.

X	No Dividends – We do not pay dividends or dividend equivalents on unvested or unearned RSUs and performance-based RSU awards.
X	No Stock Option Repricing – We do not reprice options to purchase shares of our Common Stock without stockholder approval.
Compensation Philosophy and Guiding Principles
We have designed our executive compensation program to reward our executive officers, including our Named Executive Officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive markets and industries in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period, enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.
The Compensation Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the Compensation Committee considers market and industry practices and its impact on our financial condition. While the Compensation Committee considers all of the factors in its deliberations, it places no formal weighting on any one factor.
As we continue to grow, the Compensation Committee will evaluate our compensation philosophy and program objectives as circumstances require. At a minimum, we expect the Compensation Committee to review executive compensation annually.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our executive officers, including our Named Executive Officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist it in carrying out its responsibilities to determine the compensation of our executive officers. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on the “Corporate Governance” section of the “Investors & News” page of our website at www.cartesiantherapeutics.com.
While the Compensation Committee determines our overall compensation philosophy and approves the compensation of our executive officers, it relies on its compensation consultant, as well as our CEO, our CFO, our Chief People Officer, and other staff to formulate recommendations with respect to specific compensation actions. The Compensation Committee makes all final decisions regarding compensation, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. The Compensation Committee meets on at least a quarterly basis and at other times as needed. The Compensation Committee periodically reviews compensation matters with our Board.
At the conclusion of each year, the Compensation Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions are (i) properly coordinated, (ii) aligned with our vision, mission, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the Compensation Committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.
The Compensation Committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Compensation Committee reviews market trends and changes in competitive compensation practices, as further described below. Based on its review and assessment, the Compensation Committee, from time to time, recommends changes in our executive compensation program to our Board.
The factors considered by the Compensation Committee in determining the compensation of our executive officers, including our Named Executive Officers, for 2023 included:
•the recommendations of our CEO (except with respect to his own compensation) as described below;
•our corporate growth and other elements of financial and operational performance;
•our corporate and individual achievements against one or more short-term and long-term performance objectives;
•the individual performance of each executive officer against his management objectives;
•a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);
•the expected future contribution of the individual executive officer;
•historical compensation awards we have made to our executive officers; and
•internal pay equity based on the impact on our business and performance.

The Compensation Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of the Company, knowledge of each executive officer, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program.
As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes all decisions regarding his base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. Our CEO is not present during any of the deliberations regarding his compensation.
Role of Our CEO
Our CEO works closely with the Compensation Committee in determining the compensation of our other executive officers, including the other Named Executive Officers. Typically, our CEO works with the Compensation Committee to recommend the structure of the annual bonus plan, and to identify and develop corporate and individual performance objectives for such plan, and to evaluate actual performance against the selected measures. Our CEO also makes recommendations to the Compensation Committee as described in the following paragraph and is involved in the determination of compensation for the respective executive officers who report to him.
At the end of each year, our CEO reviews the performance of our other executive officers, including the other Named Executive Officers, for such year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation. Using his subjective evaluation of each executive officer’s performance and taking into consideration historical compensation awards to our executive officers and our corporate performance during the preceding year, these recommendations concern base salary adjustments, target annual cash bonus opportunities, actual bonus payments, and long-term incentives in the form of equity awards for each of our executive officers (other than himself) based on our results, the individual executive officer’s contribution to these results, and his or her performance toward achieving his or her individual performance goals. The Compensation Committee then reviews these recommendations and considers the other factors described above and makes decisions as to the target total direct compensation of each executive officer (other than our CEO), as well as each individual compensation element.
While the Compensation Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our executive officers. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers. Moreover, no executive officer participates in the determination of the amounts or elements of his or her own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determined in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Compensation Committee.
In 2023, pursuant to this authority, the Compensation Committee engaged Compensia, a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Compensation Committee by Compensia in 2023 were as follows:
•developed and subsequently updated the compensation peer group;
•provided advice with respect to compensation best practices and market trends for executive officers and members of our Board;
•conducted an analysis of the levels of overall compensation and each element of compensation for of our executive officers and non-executive employees;
•conducted an analysis of the levels of overall compensation and each element of compensation for the members of our Board; and
•provided ad hoc advice and support throughout the year.
Representatives of Compensia attended meetings of the Compensation Committee as requested and also communicated with the Compensation Committee outside of meetings. Compensia reported to the Compensation Committee rather than to management, although Compensia was permitted to meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the

Compensation Committee. During 2023, Compensia met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.
Compensia has not provided any other services to us nor received any compensation other than with respect to the services described above.
The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable Nasdaq listing standards, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.
Competitive Positioning
The Compensation Committee believes that the competitive market for executive talent includes the biotechnology industry broadly. Accordingly, it develops a compensation peer group to contain a carefully selected cross-section of such public biotechnology companies using factors described below, with employee sizes, therapeutic focuses, stages of development and market capitalizations that are similar to ours. This data is supplemented with executive compensation survey data representing both public and private biotechnology and life sciences companies that are of similar size. The Compensation Committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations.
Compensation Peer Group
As part of its deliberations, the Compensation Committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies developed by the Compensation Committee, as well as compensation survey data.
In 2023, the Compensation Committee directed Compensia to formulate a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices. Compensia undertook a detailed review of the pool of U.S.-based publicly traded companies, taking into consideration our industry and sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate, and the following additional factors:
•the company’s stage of clinical development;
•the company’s area(s) of therapeutic focus;
•the company’s market capitalization;
•the comparability of the company’s organizational complexities and growth attributes;
•the comparability of the company’s business focus and corporate strategy; and
•the comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to the Compensation Committee the following peer group to consist of 20 publicly traded biotechnology companies, which the Compensation Committee subsequently approved. The selected companies had market capitalizations ranging from approximately $154 million to approximately $1.3 billion, with a median of approximately $654 million. The companies comprising the updated compensation peer group were as follows:

4D Molecular Therapeutics	Dyne Therapeutics	Lineage Cell Therapeutics
Aldeyra Therapeutics	Editas Medicine	MeiraGTx
Allogene Therapeutics	Genelux	REGENXBIO
Alpine Immune Sciences	Gritstone Bio	Replimune Group
AnaptysBio	Inovio Pharmaceuticals	Sana Biotechnology
Cabaletta Bio	iTeos Therapeutics	Viridian Therapeutics
Cogent Biosciences	Kymera Therapeutics
We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. The Compensation Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.
Compensation Elements
The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities, and (3) long-term incentives in the form of equity awards, as described below. Additionally during the year ended December 31, 2023, we utilized non-recurring retention bonuses.

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions.	Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position.
Annual cash bonuses	Achievement of pre-established corporate and individual performance objectives (for 2023, focused on the advancement of our pipeline, corporate strategy and business development, culture and engagement, and the company’s financials, as well as management objectives).	Motivate executive officers to achieve certain corporate objectives and drive the company’s value.

Generally, performance levels are established to incent our executive officers to achieve or exceed performance objectives. For 2023, payouts for corporate performance objectives were not weighted individually, and the Compensation Committee had discretion to determine payouts based on overall achievement of the corporate goals as a group, taking into account overachievement on certain objectives, if applicable. Payouts for individual performance objectives could range from 0% to an undetermined percentage.
Retention bonuses	Maintain a stable management team and retain key Company talent through short-term market volatility and changes in corporate strategy.	Designed to stabilize the executive leadership team and reduce the possibility of turnover. These non-recurring retention bonuses awarded during the year ended December 31, 2023 were subject to repayment in the event the award recipient resigned other than for “Good Reason” or was earlier terminated by the Board of Directors prior to March 31, 2024 (in the cases of Drs. Traber and Johnston) or June 30, 2024 (in the cases of Dr. Brunn and Mr. Davis).
Long-term incentives/equity awards	Achievement of corporate and individual performance objectives designed to enhance long-term stockholder value and attract, retain, motivate, and reward executive officers over extended periods for achieving important corporate objectives. Time-based vesting requirements promote retention of highly-valued executive officers.	Annual equity awards that vest over four years and provide a variable “at risk” pay opportunity. Because the ultimate value of these equity awards is directly related to the market price of our Common Stock, and the awards are only earned over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value and also provide retentive value to key employees.
Our executive officers also participate in the standard employee benefit plans available to all of our employees. In addition, our executive officers are eligible for modest post-employment (severance and change in control) payments and benefits under certain circumstances. Each of these compensation elements is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our executive officers, including our Named Executive Officers, in 2023 under each of these elements.
Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable management team. Base salaries for our executive officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers.
Thereafter, the Compensation Committee reviews the base salaries of our executive officers, including our Named Executive Officers, annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
In December 2022, and in the cases of Dr. Jewell and Dr. Kurtoglu, December 2023, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the Compensation Committee set the base salaries of our executive officers at levels that it believed were appropriate to maintain their competitiveness. The base salaries of our Named Executive Officers for 2023 were as follows:

Named Executive Officer	2022 Base Salary	2023 Base Salary	Percentage Adjustment
Carsten Brunn, Ph.D.	$592,072	$624,000	5.4%
Blaine Davis	$440,000	$440,000	—
Metin Kurtoglu, M.D., Ph.D. (1)	—	$402,500	—
Christopher Jewell, Ph.D. (2)	—	$300,000	—
Peter Traber, M.D. (3)	$458,920	$500,000	9.0%
Lloyd Johnston, Ph.D. (4)	$416,000	$434,720	4.5%
(1)     Dr. Kurtoglu was appointed to serve as the Company’s Chief Operations Officer on November 13, 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer.
(2)     Dr. Jewell was appointed to serve as the Company’s Chief Scientific Officer on November 13, 2023.
(3)     Dr. Traber ceased to serve as our Chief Medical Officer on November 13, 2023.
(4)     Dr. Johnston ceased to serve as our Chief Operations Officer on November 13, 2023.

Annual Cash Bonuses
We use annual bonuses paid to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.
Typically, the Compensation Committee establishes cash bonus opportunities pursuant to a set of board-approved corporate goals that measures and rewards our executive officers for our actual corporate and their individual performance over our fiscal year. The cash bonus plan is designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses when we do not achieve these objectives.
In December 2023, the Compensation Committee determined to award cash bonus opportunities to our executive officers, including our Named Executive Officers, pursuant to the 2023 Bonus Plan. Under the 2023 Bonus Plan, the Compensation Committee had the authority to select the performance measures and related target levels applicable to the annual cash bonus opportunities for our executive officers. The performance measures involving our financial results could be determined in accordance with generally accepted accounting principles (“GAAP”), or such financial results could consist of non-GAAP financial measures, and any actual results were subject to adjustment by the Compensation Committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures had been met. Individual performance objectives could be established on the basis of any factors the Compensation Committee determined relevant, and were subject to adjustment on an individual, divisional, business unit, or Company-wide basis.
Under the 2023 Bonus Plan, the Compensation Committee could, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual bonus payment, and/or increase, reduce, or eliminate the amount allocated to the bonus pool for the year. Further, the actual bonus payment for any participant could be below, at, or above a participant’s target bonus opportunity, in the Compensation Committee’s sole discretion. The Compensation Committee could determine the amount of any reduction on the basis of such factors as it deemed relevant, and it was not required to establish any allocation or weighting with respect to the factors it considers. During 2023, the Compensation Committee did not exercise any such individual discretion in determining bonus payouts.
Target Bonus Opportunities
For 2023, the target annual cash bonus opportunities for each of our Named Executive Officers under the 2023 Bonus Plan, expressed as a percentage of his or her annual base salary, were as follows:

Named Executive Officer	Annual Base Salary	Target Bonus Opportunity (as a percentage of base salary)	Target Bonus Opportunity	Actual Bonus Payout
Carsten Brunn, Ph.D.	$624,000	55%	$343,200	$343,200
Blaine Davis	$440,000	40%	$176,000	$176,000
Metin Kurtoglu, M.D., Ph.D. (1)	$402,500	40%	$161,000	$20,930
Christopher Jewell, Ph.D. (2)	$300,000	40%	$120,000	$15,600
Peter Traber, M.D.	$500,000	40%	$200,000	— (3)
Lloyd Johnston, Ph.D.	$434,720	40%	$173,888	— (4)
(1)     Dr. Kurtoglu was appointed to serve as the Company’s Chief Operations Officer on November 13, 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer. Dr. Kurtoglu received a pro-rated bonus based on employment with the Company since November 13, 2023.
(2)     Dr. Jewell was appointed to serve as the Company’s Chief Scientific Officer on November 13, 2023. Dr. Jewell received a pro-rated bonus based on employment with the Company since November 13, 2023.
(3)     Upon his departure as a full-time employee in December 2023, Dr. Traber forfeited his 2023 annual target bonus opportunity of $200,000. However, as discussed under “—Post-employment Compensation” below, Dr. Traber was paid an amount of $200,000 as a term of his separation agreement, which was approved separately from the 2023 Bonus Plan by the Compensation Committee.
(4)     Upon his departure as a full-time employee in December 2023, Dr. Johnston forfeited his 2023 annual target bonus opportunity of $173,888. However, as discussed under “—Post-employment Compensation” below, Dr. Johnston was paid an amount of $173,888 as a term of his separation agreement, which was approved separately from the 2023 Bonus Plan by the Compensation Committee.

Corporate Performance Objectives
For purposes of the 2023 Bonus Plan, the Compensation Committee selected certain pre-specified advancements to our candidate pipeline, developments in our corporate strategy and business partnerships, and financial objectives as the corporate performance measures. Each of these corporate performance measures was equally weighted. The Compensation Committee believed these performance measures were appropriate for our business because they provided a balance between moving our product candidates further in the clinic, managing our expenses, attracting and retaining key talent, and maximizing the potential value of our technology, which it believes most directly influences long-term stockholder value. At the same time, the Compensation Committee established target performance levels for each of these measures at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan. The Compensation Committee determined that we had achieved 100% of our bonus target achievement under the 2023 Bonus Plan.
2023 Performance Results and Bonus Decisions
In December 2023, the Compensation Committee determined that our actual achievement with respect to the corporate performance objectives under the 2023 Bonus Plan was as follows:

Corporate Performance Measure	2023 Target Achievement %
Pipeline Development	100%
Corporate Strategy and Business Development	100%
Finance	100%

The corporate performance measures that factored into the Compensation Committee’s determination included: (i) pipeline development goals, including advancing our clinical program for treatment of methylmalonic acidemia, the manufacturing and development of our Xork product, and completing the DISSOLVE clinical trial program; (ii) corporate strategy and business development goals, including pursuing strategic partnerships and enhancing the Company’s position with investors and analysts, and the Company’s successful completion of the Merger; and (iii) financial goals, including operating within budget and completing the year maintaining a certain cash balance.
The Compensation Committee determined that, based on our actual performance with respect to each corporate performance measure, the corporate performance objectives had been achieved, in the aggregate, at a 100% level. Based on its review of our overall corporate performance, the Compensation Committee approved bonus payments as follows for our Named Executive Officers:

Named Executive Officer	Target Annual Cash Bonus Opportunity	Amount Related to Corporate Performance Objectives	Actual Annual Cash Bonus Payment	Percentage of Target Annual Cash Bonus Opportunity
Carsten Brunn, Ph.D.	$343,200	$343,200	$343,200	100%
Blaine Davis	$176,000	$176,000	$176,000	100%
Metin Kurtoglu, M.D., Ph.D.(1)	$161,000	$161,000	$20,930	13%
Christopher Jewell, Ph.D.(2)	$120,000	$120,000	$15,600	13%
Peter G. Traber, M.D.(3)	$200,000	$200,000	—	—
Lloyd Johnston, Ph.D.(4)	$173,888	$173,888	—	—
(1)    Dr. Kurtoglu was appointed to serve as the Company’s Chief Operations Officer on November 13, 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer. Dr. Kurtoglu received a pro-rated bonus based on employment with the Company since November 13, 2023.
(2)     Dr. Jewell was appointed to serve as the Company’s Chief Scientific Officer on November 13, 2023. Dr. Jewell received a pro-rated bonus based on employment with the Company since November 13, 2023.
(3)     Upon his departure as a full-time employee in December 2023, Dr. Traber forfeited his 2023 annual target bonus opportunity of $200,000. However, as discussed under “—Post-employment Compensation” below, Dr. Traber was paid an amount of $200,000 as a term of his separation agreement, which was approved separately from the 2023 Bonus Plan by the Compensation Committee.
(4)     Upon his departure as a full-time employee in December 2023, Dr. Johnston forfeited his 2023 annual target bonus opportunity of $173,888. However, as discussed under “—Post-employment Compensation” below, Dr. Johnston was paid an amount of $173,888 as a term of his separation agreement, which was approved separately from the 2023 Bonus Plan by the Compensation Committee.
Long-Term Incentive Compensation
We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of our Common Stock. Historically, we have relied on options to purchase shares of our Common Stock and, beginning in 2018, RSU awards that may be settled for shares of our Common Stock as the principal vehicles for delivering long-term incentive compensation opportunities to our executive officers. The Compensation Committee views equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives, as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the shares of our Common Stock underlying these awards are ever earned or purchased. Additionally, the Compensation Committee believes these awards reward the individual performance of participants, in contrast to stock options, which only provide value to participants if the Company’s stock price appreciates. The Compensation Committee further believes these awards enable us to attract and retain key talent in our industry and aligns our executive officers’ interests with the long-term interests of our stockholders.
Generally, in determining the size of the equity awards granted to our executive officers the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
In December 2022, the Compensation Committee approved equity awards for our executive officers, including our Named Executive Officers, in recognition of our financial and operational results and each executive officer’s individual performance for 2022, as well as for retentive purposes. In determining the amount of each executive officer’s equity award, the

Compensation Committee took into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above. The Compensation Committee also considered the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives.
These equity awards consisted of both options to purchase shares of our Common Stock and, for certain executive officers, RSU awards that may be settled for shares of our Common Stock. The equity awards approved in December 2022 and granted to our Named Executive Officers in January 2023 were as follows:

Named Executive Officer	Stock Options (Number of Shares)	RSU Awards (Number of Shares)
Carsten Brunn, Ph.D.	42,499	9,426
Blaine Davis(1)	—	—
Peter G. Traber, M.D.	29,999	6,666
Lloyd Johnston, Ph.D.	15,833	3,333
Metin Kurtoglu, M.D., Ph.D.(2)	—	—
Chris Jewell, Ph.D. (3)	—	—
(1)     Mr. Davis was appointed Chief Financial Officer on November 28, 2022, and did not receive options to purchase shares of our Common Stock or RSUs in January 2023. Mr. Davis received a one-time grant of an option to purchase 41,666 shares of our Common Stock upon his hiring on November 28, 2022.
(2)     Dr. Kurtoglu was appointed Chief Operations Officer on November 13, 2023, and did not receive options to purchase shares of our Common Stock or RSUs in January 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer.
(3)     Dr. Jewell was appointed Chief Scientific Officer on November 13, 2023, and did not receive options to purchase shares of our Common Stock or RSUs in January 2023.
The options to purchase shares of our Common Stock granted to our executive officers, including the Named Executive Officers, in January 2023 were subject to a time-based vesting requirement providing that these options are to vest as to 25% of the shares of our Common Stock subject to the option on the first anniversary of the date of grant and, thereafter, as to 1/48th of the shares subject to the option for each of the following 36 months thereafter, assuming the continued service of the executive officers on each such vesting date.
The RSU awards granted to our executive officers, including the Named Executive Officers, in January 2023 were subject to a time-based vesting requirement providing that these awards are to vest as to 25% of the shares of our Common Stock subject to the award in four equal annual installments, each on the anniversary of the grant date, such that on the fourth anniversary of the grant date, the award would be fully vested, assuming the continued service of the executive officers on each such vesting date.
Welfare and Health Benefits
We maintain a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code, as amended (the “Code”), for our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service that provides them with an opportunity to save for retirement on a tax-advantaged basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the applicable plan. In addition, all contributions are deductible by us when made.
All participants’ interests in their deferrals are 100% vested when contributed under both plans. In 2023, we matched 50% of contributions made by participants in the 401(k) plan up to a maximum Company match of 6% of an employee’s annual cash compensation. Company matches vest over two years with 25% vesting in year one and 100% vesting in year two. Under the plan, pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.
In addition, we provide other benefits to our executive officers, including our Named Executive Officers, on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers. We do not offer our employees a non-qualified deferred compensation plan or pension plan.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2023, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each Named Executive Officer, except that Blaine Davis received $459 representing payments on Mr. Davis’ term life insurance policy, $900 representing reimbursement for cell phone expenses, and $9,900 representing 401(k) matching contributions; Peter G. Traber, M.D. received $5,158 representing payments on Dr. Traber’s term life insurance policy, $900 representing reimbursement for cell phone expenses, and $9,900 representing our 401(k) matching contributions; and Lloyd Johnston, Ph.D. received $1,806 representing payments on Dr. Johnston’s term life insurance policy and $9,900 representing 401(k) matching contributions.
In the future, we may provide perquisites or other personal benefits to our executive officers in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be subject to periodic review by the Compensation Committee.
Employment Agreements
During the period of their service with our Company, and in the cases of Dr. Jewell and Dr. Kurtoglu, since March 26, 2024 and March 28, 2024, respectively, we had employment agreements in place with each of our executive officers, including our CEO and our other Named Executive Officers to whom we have extended a written offer letter. Each of these arrangements was approved on our behalf by our Board or the Compensation Committee, as applicable, or by the CEO, subject to his authority as granted by the Board. We believe that these arrangements were appropriate to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
In filling these executive positions, our Board or the Compensation Committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing environment. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly competitive labor market. At the same time, our Board or the Compensation Committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.
Each of these employment agreements provides for “at will” employment and sets forth the initial compensation arrangements for the Named Executive Officer, including an initial base salary, a target annual cash bonus opportunity, and, in some instances, a recommendation for an equity award in the form of a stock option to purchase shares of our Common Stock.
Post-Employment Compensation
All of our Named Executive Officers entered into employment agreements that provide for post-employment compensation in the event of a change-in-control or if the Named Executive Officer is fired without Good Reason, as defined in each employment agreement.
These agreements require us to provide certain payments and benefits upon a qualifying termination of employment, which includes a termination of employment without cause or where the Named Executive Officer resigns with good reason, within three months preceding or 12 months following a change in control of the Company. The receipt of these payments and benefits are contingent upon the Named Executive Officer’s execution, delivery, and non-revocation of a release and waiver of claims satisfactory to us following the separation from service. In addition, for six months following termination of employment, and as a condition to the payments and benefits, the Named Executive Officer must cooperate with any transition efforts that we request and must not disparage us, or our directors, officers, or employees.
Our Named Executive Officers are eligible to receive severance payments and benefits upon a qualifying termination of employment in connection with a change in control of our Company. In addition, the outstanding RSU awards held by our Named Executive Officers provide for vesting and acceleration pursuant to a provision that supersedes any acceleration that would have been provided under their employment agreements.

We believe that the severance policy serves several objectives. First, it eliminates the need to negotiate separation payments and benefits on a case-by-case basis. It also helps assure an executive officer that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Further, it acts as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a change-in-control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction. Finally, the severance policy is easier for us to administer, as it requires less time and expense.
The severance policy contemplates that the payments and benefits in the event of a change in control of the Company are payable only upon a “double trigger”; that is, only following a change in control and a qualifying termination of employment, including a termination of employment without cause or a resignation for good reason, and in each case requires that the Named Executive Officer execute a release of claims in our favor. In addition, the severance policy provides payments and benefits to our Named Executive Officers for qualified terminations of employment unrelated to a change in control of the Company.
In 2023, pursuant to his Separation Agreement, the Company agreed to provide Dr. Traber severance benefits of: (i) 12-months’ base salary and (ii) a bonus of $200,000 calculated based on his annual base salary of $500,000. Also in 2023, pursuant to his Separation Agreement, the Company agreed to provide Dr. Johnston severance benefits of: (i) 12-months’ base salary and (ii) a bonus of $173,888 calculated based on his annual base salary of $434,720.
Other Compensation Policies
Compensation Recovery Policy
Effective as of October 2, 2023, the Compensation Committee adopted a new executive compensation recovery policy (the “Clawback Policy”). Under the Clawback Policy, the Board, in its limited discretion, or, if so designated by the Board, the Compensation Committee, shall seek to recover, in the case that the Company is required to prepare an accounting restatement, subject to limited exceptions, any incentive-based compensation (whether in the form of cash or equity) in excess of the amount of incentive-based compensation that otherwise would have been received had it been determined in accordance with the accounting restatement, from any of its executive officers, as designated as such by the Board under Section 16 of the Exchange Act, and Rule 3b-7 under the Exchange Act, who have been designated as such over any period in the three fiscal years since the date the Company is required to prepare such an accounting restatement, whether or not the event the executive officer is deemed responsible for an event that results or resulted in a restatement of the Company’s financial disclosures as a result of fraud or misconduct.
Further, we operate under the requirements of Section 304 of the Sarbanes-Oxley Act of 2002, as applicable to all public companies, under which our Board may seek reimbursement from our CEO and CFO if, as a result of their misconduct, we restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws.
Equity Award Grant Policy
We have adopted an equity award grant policy that provides the following guidelines to be observed by the Compensation Committee and our Board in administering the grant of equity awards under our equity compensation plans:
Under the current Selecta Biosciences, Inc. 2016 Incentive Award Plan (as in effect as of the date hereof, the “2016 Plan”), equity awards may be granted to our employees, non-employee directors, and consultants. The exercise price of any option to purchase shares of our Common Stock may not be less than the fair market value of our Common Stock on the date of grant. Stock option awards expire no longer than ten years after the date of grant. Equity awards granted under our 2018 Plan may only be granted to employees as a means of inducing them to commence employment with the Company as an initial equity grant, and equity awards under the 2018 Plan are granted with the same limitations on pricing and expiration as are included in the 2016 Plan. We may grant up to $100,000 per year in incentive stock options to employees, subject to the limitations of Section 422 of the Code and the regulations issued thereunder.
For more information on the Old Cartesian Plan and how any awards granted thereunder to our Named Executive Officers were treated in the Merger, please see the section entitled “—Merger” above.
Derivatives Trading, Hedging, and Pledging Policies
We have adopted a policy prohibiting our employees, including our executive officers, and members of our Board from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Finally, no employee, including an executive officer or member of our Board may acquire, sell, or trade in any interest or position relating to the future price of our equity securities.
We also have adopted a policy prohibiting the pledging of our Common Stock by our employees, including our executive officers, and members of our Board.

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of the three other most highly compensated executive officers (other than its chief financial officer). Generally, remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code or qualifies for a different exemption. In this regard, the compensation income realized upon the exercise of options to purchase shares of the granting company’s securities granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are outside directors and certain other conditions are satisfied. Conversely, the compensation income realized upon the vesting of RSU awards that are subject to time-based vesting requirements generally will not be deductible since such awards do not qualify as “performance-based compensation.”
The Compensation Committee seeks to qualify the incentive compensation paid to the covered executive officers for the “performance-based compensation” exemption from the deduction limit under Section 162(m) when it believes such action is in our best interests. In approving the amount and form of compensation for our executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to our financial performance or equity incentive awards tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.
The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Taxation of Nonqualified Deferred Compensation
Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2023 and we have not agreed and are not otherwise obligated to provide any executive officers, including any Named Executive Officer, with such a “gross-up” or other reimbursement payment.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.
ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our Common Stock and restricted stock awards for shares of our Common Stock to our executive officers, based on their fair values. The application of ASC Topic 718 involves significant amounts of judgment in the determination of inputs into the Black-Scholes-Merton valuation model that we use to determine the fair value of stock options. These inputs are based upon assumptions as to the volatility of the underlying stock, risk free interest rates, and the expected life (term) of the options. As required under GAAP, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock options granted in future periods may vary from the valuation assumptions we have used previously. For performance-based stock awards, we also must apply judgment in determining the periods when, and if, the related performance targets become probable of being met.
ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including one of our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

Executive and Director Compensation

Executive Compensation
This section discusses the material components of the executive compensation program offered to our Named Executive Officers identified below. For 2023, our Named Executive Officers and their positions as of December 31, 2023 were:
•Carsten Brunn, Ph.D., our President and CEO;
•Blaine Davis, our CFO;
•Christopher Jewell, Ph.D., our Chief Scientific Officer who served in that position beginning November 13, 2023;
•Metin Kurtoglu, M.D., Ph.D., who served as our Chief Operations Officer from November 13, 2023 until March 28, 2024, and then continued to serve as our Chief Technology Officer;
•Peter G. Traber, M.D., our former Chief Medical Officer; and
•Lloyd Johnston, Ph.D., our former Chief Operations Officer.

2023 Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Carsten Brunn, Ph.D.	2023	618,228	1,323,000	319,564	1,123,658	343,200	2,384,233	6,111,883
President and Chief Executive Officer	2022	588,043	—	749,053	2,628,525	325,655	966	4,292,242
Blaine Davis(6)	2023	440,000	880,000	—	—	176,000	998,759	2,494,759
Chief Financial Officer	2022	33,846	—	—	1,228,750	—	1,110	1,263,706
Peter G. Traber, M.D. (7)	2023	458,920	850,000	226,000	793,170	—	1,452,830	3,780,920
Former Chief Medical Officer	2022	455,573	—	298,562	1,035,133	183,568	31,147	2,003,983
Lloyd Johnston, Ph.D. (8)	2023	431,336	869,000	113,000	418,618	—	865,636	2,697,590
Former Chief Operations Officer	2022	413,169	—	238,320	846,225	166,400	10,245	1,674,359
Metin Kurtoglu, M.D., Ph.D. (9)	2023	50,313	—	—	—	20,930	—	71,243
Chief Technology Officer	2022	—	—	—	—	—	—	—
Chris Jewell, Ph.D. (10)	2023	37,500	—	—	—	15,600	—	53,100
Chief Scientific Officer	2022	—	—	—	—	—	—	—

(1)These amounts represent actual earnings for the calendar year, which may be impacted by, among other things, hire date and the timing of any salary increases made during the year.
(2)These amounts include one-time bonuses of $75,000 and $100,000 for Dr. Brunn and Dr. Traber, respectively, for efforts to deliver the positive topline data for the Company’s DISSOLVE I and DISSOLVE II Phase 3 clinical trials and retention bonuses.
(3)Represents the aggregate grant date fair value of stock and option awards computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see Note 13 to our consolidated audited financial statements included in our 2023 Annual Report.
(4)Represents amounts earned under our annual performance-based bonus program. For additional information, see “—Performance Bonuses” below.
(5)For Dr. Brunn, the amount for 2022 includes $966 representing payments on Dr. Brunn’s term life insurance policy. The amount for 2023 includes $2,383,268 for settlement of outstanding awards as of November 13, 2023 in connection with the Merger and $965 representing payments on Dr. Brunn’s term life insurance policy. For Mr. Davis, the amount for 2022 includes $35 representing payments on Mr. Davis’ term life insurance policy, $75 representing reimbursement for cell phone expenses, and $1,000 representing our 401(k) matching contributions. The amount for 2023 includes $987,500 for settlement of outstanding awards as of November 13, 2023 in connection with the Merger, $459 representing payments on Mr. Davis’ term life insurance policy, $900 representing reimbursement for cell phone expenses, and $9,900 representing our 401(k) matching contributions. For Dr. Traber, the amount for 2022 includes $21,097 representing payments on Dr.

Traber’s term life insurance policy, $900 representing reimbursement for cell phone expenses, and $9,150 representing our 401(k) matching contributions. The amount for 2023 includes $1,436,872 for settlement of outstanding awards as of November 13, 2023 in connection with the Merger, $5,158 representing payments on Dr. Traber’s term life insurance policy, $900 representing reimbursement for cell phone expenses, and $9,900 representing our 401(k) matching contributions. For Dr. Johnston, the amount for 2022 includes $9,150 representing our 401(k) matching contributions and $1,095 representing payments on Dr. Johnston’s term life insurance policy. The amount for 2023 includes $853,930 for settlement of outstanding awards as of November 13, 2023 in connection with the Merger, $1,806 representing payments on Dr. Johnston’s term life insurance policy, and $9,900 representing our 401(k) matching contributions.
(6)Mr. Davis was appointed Chief Financial Officer on November 28, 2022.
(7)Dr. Traber ceased service as our Chief Medical Officer effective as of November 13, 2023. Upon his departure in December 2023, Dr. Traber forfeited his 2023 annual target bonus opportunity of $200,000. However, Dr. Traber was paid an amount of $200,000 as a term of his separation agreement, which was approved separately from the 2023 Bonus Plan by the Compensation Committee, in 2024.
(8)Dr. Johnston ceased service as our Chief Operations Officer effective as of November 13, 2023. Upon his departure as a full-time employee in December 2023, Dr. Johnston forfeited his 2023 annual target bonus opportunity of $173,888. However, Dr. Johnston was paid an amount of $173,888 as a term of his separation agreement, which was approved separately from the 2023 Bonus Plan by the Compensation Committee, in 2024.
(9)Dr. Kurtoglu was appointed Chief Operations Officer on November 13, 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer.
(10)Dr. Jewell was appointed Chief Scientific Officer on November 13, 2023.

Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for our Named Executive Officers are base salary, annual performance bonuses and equity-based compensation awards. The Named Executive Officers also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.
Base Salaries
We pay our Named Executive Officers a base salary to compensate them for the satisfactory performance of services rendered to the Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in each Named Executive Officer’s employment agreement.
At the end of 2022, the Compensation Committee recommended to the Board and the Board approved an increase in Dr. Brunn’s annual base salary from $592,072 to $624,000 for 2023, an increase in Dr. Traber’s annual base salary from $458,920 to $500,000 for 2023, and an increase in Dr. Johnston’s annual base salary from $416,000 to $434,720 for 2023. Mr. Davis did not receive an increase to his annual base salary in 2023. Dr. Kurtoglu joined our Company in November 2023 with an annual base salary of $402,500. Dr. Jewell joined our Company in November 2023 with an annual base salary of $300,000. All base salaries for 2023, other than with respect to Mr. Davis, Dr. Kurtoglu, and Dr. Jewell, were effective as of March 1, 2023.
Performance Bonuses
We offer our Named Executive Officers the opportunity to earn annual cash bonuses to compensate them for attaining short-term company and individual performance goals. Each Named Executive Officer has an annual target bonus that is expressed as a percentage of his or her annual base salary. The 2023 target bonus amount for Dr. Brunn was 55% of his base salary, and for each of Mr. Davis and Drs. Kurtoglu, Jewell, Traber, and Johnston was 40% of his base salary. Drs. Kurtoglu and Jewell were eligible to receive annual cash bonuses for 2023 at a pro-rated amount based on employment since November 13, 2023.
Our Compensation Committee, based upon the recommendation of our Chief Executive Officer, establishes Company performance goals each year and, at the completion of the year, generally determines actual bonus payouts after assessing Company performance against these goals and each Named Executive Officer’s individual performance and contributions to the Company’s achievements. For 2023, bonuses were entirely determined based on Company performance in meeting clinical, business development, culture and engagement, financial goals, and other corporate achievements.
The actual cash bonuses earned by the named executives for 2023 are reported under the “Non-equity incentive plan compensation” column of the 2023 Summary Compensation Table above.
Equity Compensation

We grant stock option awards to our Named Executive Officers as a long-term incentive component of their compensation. We have historically granted stock option awards to Named Executive Officers when they commenced employment with us and have from time to time thereafter made additional grants as, and when, our Board determined appropriate to recruit, retain or reward particular Named Executive Officers.
In connection with our initial public offering, we adopted and our stockholders approved the 2016 Plan to facilitate the grant of cash and equity incentives to our directors, employees (including our Named Executive Officers) and consultants and to enable us to obtain and retain the services of these individuals, which we believe are essential to our long-term success. Following the effective date of our 2016 Plan, we stopped making grants under our 2008 Stock Incentive Plan (the “2008 Plan”). However, the 2008 Plan continues to govern the terms and conditions of the outstanding awards granted under the 2008 Plan. In connection with the Merger, all outstanding awards issued under the 2008 Plan were cancelled, and the Board formally terminated the 2008 Plan.
We also maintain the 2018 Plan, which was adopted by the Board on September 25, 2018 without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq listing rules (“Rule 5635(c)(4)”) and provides for the grant of equity-based awards in the form of non-qualified stock options, stock appreciation rights, restricted stock awards, RSU awards and other stock or cash based awards. In accordance with Rule 5635(c)(4), awards under the 2018 Plan may only be made to a newly hired employee who has not previously been a member of the Board, or an employee who is being rehired following a bona fide period of non-employment by the Company, as a material inducement to the employee’s entering into employment with the Company.
In connection with the Merger, we adopted the Old Cartesian Plan as described in the section entitled “Compensation Discussion and Analysis—Merger” above.
Our stock option awards have an exercise price at least equal to the fair market value of our Common Stock on the date of grant and typically vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following 36 months, subject to the holder’s continued employment with us and potential accelerated vesting in certain circumstances. From time to time, our Board may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Moving forward in 2024, our Board determined that our stock option awards should typically vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal annual installments over the following three years, subject to the holder’s continued employment with us and potential accelerated vesting in certain circumstances. Our stock option awards may be intended to qualify as incentive stock options under the Code.
In early 2023, we made the following grants under the 2016 Plan: (i) to Dr. Brunn options to purchase 42,499 shares of our Common Stock and 9,426 RSUs; (ii) to Dr. Traber options to purchase 29,999 shares of our Common Stock and 6,666 RSUs; and (iii) to Dr. Johnston options to purchase 15,833 shares of our Common Stock and 3,333 RSUs. Additionally, at the commencement of his employment, Mr. Davis was granted options to purchase 41,666 shares of our Common Stock under the 2018 Plan. On November 13, 2023, in connection with the Merger, all then-outstanding equity awards were settled.
Retirement, Health, Welfare and Additional Benefits
Our Named Executive Officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
We sponsor a 401(k) defined contribution plan in which our Named Executive Officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. Currently, we match 50% of contributions made by participants in the 401(k) plan up to a maximum Company match of 6% of an employee’s annual cash compensation. Company matches vest over two years with 25% vesting in year one and 100% vesting in year two.

Outstanding Equity Awards At 2023 Fiscal Year End

Option Awards
Name	Grant date (1)	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable (2)	Number of securities underlying unexercised options (#) unexercisable (2)	Option exercise price ($)	Option expiration date
Metin Kurtoglu, M.D., Ph.D. (3)	11/7/2016	11/7/2016	6,414.682 (4)	— (4)	46.77 (4)	11/6/2026
	4/26/2021	4/26/2021	427.645 (5)	— (5)	107.59 (5)	4/25/2031
	3/1/2022	3/1/2022	106.911 (6)	320.735 (6)	107.59 (6)	2/29/2032
Chris Jewell, Ph.D. (7)	1/16/2023	1/16/2023	2539.177 (8)	1737.277 (8)	107.59 (8)	1/15/2033

(1)On November 13, 2023, we acquired Old Cartesian in the Merger. Options to purchase Old Cartesian common stock held by the reporting person were converted into options to purchase shares of Series A Preferred Stock in connection with the Merger.
(2)As of December 31, 2023, these options were exercisable for Series A Preferred Stock. On March 27, 2024, we held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, our stockholders approved, and our Board subsequently implemented, a 1-for-30 reverse stock split of all then-outstanding shares of our Common Stock and the conversion of our Series A Preferred Stock into shares of Common Stock. On April 8, 2024, the conversion of the majority of the shares of Series A Preferred Stock occurred automatically (the “Automatic Conversion”). Following the Automatic Conversion, options previously exercisable for shares of Series A Preferred Stock may be exercised solely for shares of Common Stock.
(3)Dr. Kurtoglu was appointed Chief Operations Officer on November 13, 2023. On March 28, 2024, Dr. Kurtoglu’s title was changed to Chief Technology Officer.
(4)Following the Automatic Conversion, these options are fully exercisable for 213,820 shares of Common Stock at an exercise price of $1.41.
(5)Following the Automatic Conversion, these options are fully exercisable for 14,254 shares of Common Stock at an exercise price of $3.23.
(6)Following the Automatic Conversion, these options are currently exercisable for 7,127 shares of Common Stock and become exercisable for the remaining 7,127 shares of Common Stock in two equal tranches on March 1, 2025 and March 1, 2026 at an exercise price of $3.23.
(7)Dr. Jewell was appointed Chief Scientific Officer on November 13, 2023.
(8)Following the Automatic Conversion, these options are currently exercisable for 99,483 shares of Common Stock and become exercisable for an additional 2,969 shares of Common Stock each month until they are fully exercisable on June 16, 2025 at an exercise price of $3.23.
Employment Agreements
We have entered into employment agreements with each of our Named Executive Officers. The agreements entitle our Named Executive Officers to receive annual base salaries and target bonus opportunities, the current amounts of which are described above under the headings “Base Salaries” and “Performance Bonuses,” as well as certain other payments and benefits, as described below.
The employment agreements provide that if we terminate the Named Executive Officer without “cause” or the Named Executive Officer resigns for “good reason,” subject to the Named Executive Officer’s timely executing a release of claims in our favor and continued compliance with a separate restrictive covenant agreement, the Named Executive Officer is entitled to receive (i) base salary continuation for a period of 12 months, (ii) a prorated portion of the annual bonus the Named Executive Officer would otherwise have earned for the year of termination, based on actual performance for the full year, or, if the termination occurs during the first quarter of the calendar year, based on the Named Executive Officer’s target bonus and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 12 months. If such termination occurs within the 12 months following or the 60 days preceding a change in control, each Named Executive Officer would be entitled to receive, in addition to the foregoing payments and benefits, accelerated vesting of such Named Executive Officer’s outstanding unvested equity awards that vest solely based on the passage of time. We must provide a Named Executive Officer 30 days’ notice, or pay in lieu of notice, in the event we terminate such Named Executive Officer for any reason other than “cause.”
For purposes of the employment agreements, “cause” generally means, subject to applicable cure rights, the Named Executive Officer’s (i) commission of, or indictment or conviction of, any felony or any crime involving dishonesty; (ii) participation in any fraud against our Company; (iii) intentional damage to any Company property; (iv) misconduct which materially and adversely reflects upon the business, operations, or reputation of our Company; (v) breach of any material provision of the employment agreement or any other written agreement with our Company; or (vi) for Mr. Davis and Drs. Kurtoglu and Jewell, a material or substantial failure to perform, or material or substantial negligence of, the executive’s duties and responsibilities to the Company. “Good reason” generally means, subject to our cure rights, the occurrence of any of the following, without the Named Executive Officer’s written consent (i) a material reduction in his or her base salary or bonus opportunity; (ii) a material diminution in his or her authority, title, duties or areas of responsibility; (iii) for Drs. Brunn, Traber, and Johnston and Mr. Davis, the requirement that he or she report to someone other than the Board with respect to our Chief Executive Officer or the Chief Executive Officer with respect to our other Named Executive Officers; (iv) for Drs. Brunn, Traber, and Johnston and Mr. Davis, the relocation of his or her primary office to a location more than 40 miles from the Boston metropolitan area and for Drs. Kurtoglu and Jewell, the relocation of his primary office to a location more than 40 miles from Gaithersburg, Maryland; or (v) a material breach by us of the employment agreement or any other written agreement with the Named Executive Officer.

We have also entered into non-disclosure, non-competition and assignment of intellectual property agreements with the Named Executive Officers pursuant to which each of our Named Executive Officers agree to refrain from engaging in direct competition with us or soliciting our employees, in each case, while employed and following his or her termination of employment for a period of 12 months, as more fully set forth in the applicable agreement(s). For Dr. Brunn, during the period following the Named Executive Officer’s employment that he or she is subject to the non-competition covenants, and subject to limited exceptions, we have agreed to provide the Named Executive Officer with garden leave pay at a rate that equals 50% of his or her highest annual base salary within the two years prior to his or her termination, consistent with the Massachusetts Noncompetition Agreement Act.
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we must annually disclose in our proxy statement the relationship between our performance and the “compensation actually paid” to our Principal Executive Officer (“PEO”) and our non-PEO Named Executive Officers (collectively, the “Non-PEO NEOs”).
The following table sets forth additional compensation information of our PEO and our Non-PEO NEOs along with our total shareholder return and our net income (loss) for the fiscal years ended December 31, 2021, 2022, and 2023.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income (Loss)(4) ($ thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$6,111,883	$6,379,295	$1,819,522	$1,836,461	$26.25	$(219,710)
2022	$4,292,242	$(588,622)	$1,662,966	$164,883	$37.29	$35,379
2021	$3,671,395	$4,275,744	$1,340,562	$1,079,921	$107.59	$(25,687)
(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Brunn for each corresponding year in the “Total” column of the Summary Compensation Table. The dollar amounts reported in column (d) represent the average of the amounts reported for our Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: for 2023, Blaine Davis, Peter G. Traber, M.D., Lloyd Johnston, Ph.D., Metin Kurtoglu, M.D., Ph.D., and Chris Jewell, Ph.D.; for 2022, Blaine Davis, Kevin Tan, Peter G.

Traber, M.D., Takashi Kei Kishimoto, Ph.D. and Lloyd Johnston, Ph.D.; and for 2021, Kevin Tan, Ann K. Donohue, Bradford D. Dahms, Peter G. Traber, M.D., Takashi Kei Kishimoto, Ph.D. and Lloyd Johnston, Ph.D.
(2)    The table below describes the adjustments, each of which is required by SEC rules, to calculate Compensation Actually Paid amounts from the Summary Compensation Total:

Year	Named Executive Officers	Summary Compensation Table Total	Deduct Reported Value of Equity Awards Granted in the Year	Add Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Value of Unvested Prior Equity Awards	Year over Year Change in Value of Vested Prior Equity Awards	Deduct Value of Prior Equity Awards that Failed to Meet Vesting Conditions in the Year	Compensation Actually Paid
2023	PEO	$6,111,883	$(1,443,222)	$—	$1,768,318	$—	$(57,684)	$—	$6,379,295
	Non-PEO NEOs Average	$1,819,522	$(310,158)	$—	$379,350	$—	$(52,253)	$—	$1,836,461
2022	PEO	$4,292,242	$(3,377,578)	$934,511	$—	$(1,415,406)	$(1,022,391)	$—	$(588,622)
	Non-PEO NEOs Average	$1,662,966	$(1,163,216)	$414,344	$—	$(322,827)	$(196,484)	$(229,900)	$164,883
2021	PEO	$3,671,395	$(2,788,311)	$2,430,089	$276,000	$63,955	$622,616	$—	$4,275,744
	Non-PEO NEOs Average	$1,340,562	$(927,505)	$664,534	$50,600	$13,935	$81,433	$(143,638)	$1,079,921
(3)    Total Shareholder Return for each year reflects what the cumulative value of $100 would be if such amount were invested into our Company for that applicable year on December 31, 2020.
(4)    Net income or (loss) as reported in our consolidated statements of operations and comprehensive income (loss) in our Annual Report on Form 10-K for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
The following chart sets forth the relationship between Compensation Actually Paid to Our PEO, the average of Compensation Actually Paid to Our Non-PEO NEOs and our total shareholder return over the period covering fiscal years 2021, 2022, and 2023. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our shareholders to maximize long-term value and encourage long-term employment.
Director Compensation
We maintain a compensation program for our non-employee directors. Under our non-employee director compensation program as in effect during 2023, each non-employee director received the following amounts for their services on our Board:

Initial Equity Award. Upon a director’s initial election or appointment to our Board, the director received an option to purchase 80,000 shares of our Common Stock, which award vests in substantially equal monthly installments over three years following the date of grant, subject to accelerated vesting upon a change in control.
Annual Equity Award. If a director has served on our Board for at least six months as of the first business day in January of each year, the director received an option to purchase 2,500 shares of our Common Stock on that date, which award vests in a single installment on the first anniversary of the date of grant, subject to accelerated vesting upon a change in control. If such non-employee director served as the Chairman of the Board as of the first business day in January of each year, that non-employee director received an option to purchase 3,166 shares of our Common Stock that date, subject to the same vesting terms.
Annual Retainer Fees. In addition to option grants, each director received an annual retainer for service on our Board and additional fees for service on a committee of our Board as follows:
•annual director fee of $40,000;
•chairman of the board, $30,000 and lead independent director, $20,000;
•chairman of the Audit Committee, $15,000;
•Audit Committee member other than the chairman, $7,500;
•chairman of the Compensation Committee, $12,000;
•Compensation Committee member other than the chairman, $6,000;
•chairman of the Nominating and Corporate Governance Committee, $9,000;
•Nominating and Corporate Governance Committee member other than the chairman, $4,500;
•chairman of the now-disbanded Research and Development Committee, $12,000; and
•Research and Development Committee member other than the chairman, $6,000.
Director fees are paid in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our Board. Each member of our Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.
Following review of a competitive assessment performed by Compensia, effective December 22, 2023, the Board approved the following amendments to our non-employee director compensation program, which are intended to align our program with the median of market:
•Increasing the annual equity awards from options to purchase 3,166 shares of Common Stock to options to purchase 4,000 shares of Common Stock for the Chairman of the Board and from options to purchase 2,500 shares of Common Stock to options to purchase 3,800 shares of Common Stock for each other non-employee director, and increasing the initial grant from options to purchase 3,166 shares of Common Stock to options to purchase 8,266 shares of Common Stock for the Chairman of the Board and from options to purchase 2,500 shares of Common Stock to options to purchase 7,600 shares of Common Stock for each other non-employee director.
•Establishing a framework for granting RSUs to members of the Board of Directors, such that each Board member received a one-time award of 5,933 RSUs, to vest in three equal annual installments, and such that subsequent RSU awards shall also be provided to each new member of the Board upon the commencement of their service, and further such that each Board member, on the first business day of January of each year, shall receive a one-time award of 2,966 RSUs, also to vest in three equal installments.
Further, on March 20, 2024, the Board approved the following amendment to our non-employee director compensation program:
•Following the disbanding of the Research & Development Committee and the formation of the Science, IP and Quality Committee, an annual retainer in the amount of $12,000 was established for the chairman of the Science, IP and Quality Committee, and in the amount of $6,000 for each member of the Committee other than the chairman.
Dr. Brunn, our President and Chief Executive Officer, also serves on our Board but receives no additional compensation for this service.
The following table sets forth the compensation earned to our non-employee directors for their service on our Board during 2023.

2023 Director Compensation Table

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Göran Ando, M.D. (4)	477	65,325	—	65,802
Timothy C. Barabe	55,340	76,213	81,375	212,928
Carrie S. Cox	83,908	93,633	114,775	292,316
Nishan de Silva, M.D., M.B.A.	53,500	65,325	69,750	188,575
Murat Kalayoglu, M.D., Ph.D. (5)	5,370	—	—	5,370
Scott D. Myers (6)	50,136	76,213	81,375	207,724
Aymeric Sallin (7)	46,000	65,325	69,750	181,075
Michael Singer, M.D., Ph.D. (8)	5,712	—	—	5,712
Timothy A. Springer, Ph.D.	57,651	65,325	69,750	192,726
Patrick Zenner	56,976	65,325	69,750	192,051

(1)Represents cash retainers earned for services rendered as members of the Board and related committees.
(2)The value of option awards represents the aggregate grant date fair value of stock options computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see Note 11 to our consolidated financial statements included in our 2023 Annual Report.
(3)Options outstanding as of the Merger date were canceled in the Merger in exchange for a cash payment representing the difference between the exercise price of the option and $2.06, the Cash-out Amount as applied in the Merger.
(4)Dr. Ando resigned from the Board on January 4, 2023.
(5)Dr. Kalayoglu was appointed to the Board on November 13, 2023.
(6)Mr. Myers resigned from the Board on November 21, 2023.
(7)Mr. Sallin resigned from the Board on February 28, 2024.
(8)Dr. Singer was appointed to the Board on November 13, 2023.

The table below shows the aggregate number of option awards (exercisable and unexercisable) held by each non-employee director as of December 31, 2023. None of our non-employee directors held unvested stock awards in the Company as of that date.

Name	Options outstanding at fiscal year end (1)
Göran Ando (2)	—
Timothy C. Barabe	—
Carrie S. Cox	—
Nishan de Silva, M.D., M.B.A.	—
Murat Kalayoglu, M.D., Ph.D. (3)	—
Scott D. Myers (4)	—
Aymeric Sallin (5)	—
Michael Singer, M.D., M.B.A. (6)	—
Timothy A. Springer, Ph.D.	—
Patrick Zenner	—
(1)Options outstanding as of the Merger date, except with respect to Dr. Ando, whose options were cancelled on April 4, 2023 in connection with his retirement from the Board, were canceled in the Merger in exchange for a cash payment, representing the difference between the exercise price of the option and $2.06, the Cash-out Amount as applied in the Merger.
(2)Dr. Ando resigned from the Board on January 4, 2023.
(3)Dr. Kalayoglu was appointed to the Board on November 13, 2023.
(4)Mr. Myers resigned from the Board on November 21, 2023.

(5)Mr. Sallin resigned from the Board on February 28, 2024.
(6)Dr. Singer was appointed to the Board on November 13, 2023.

Security Ownership of Certain Beneficial Owners and Management

Common Stock
The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our Named Executive Officers and all directors, director nominees and executive officers as a group, in both cases as of April 18, 2024, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 17,796,053 shares of Common Stock outstanding as of April 18, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 18, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 704 Quince Orchard Road, Gaithersburg, Maryland 20878. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders
Entities affiliated with Timothy A. Springer, Ph.D. (1)	6,473,184	36.0%
Entities affiliated with Murat Kalayoglu, M.D., Ph.D. (2)	3,538,386	19.9%

Named Executive Officers, Directors and Nominees
Carsten Brunn, Ph.D. (3)	8,731	*
Blaine Davis	—	*
Peter G. Traber, M.D. (4)	5,301	*
Lloyd Johnston, Ph.D. (5)	2,983	*
Metin Kurtoglu, M.D., Ph.D. (6)	235,201	1.3%
Chris Jewell, Ph.D. (7)	108,390	*
Milos Miljkovic, M.D. (8)	42,764	*
Emily English, Ph.D. (9)	57,018	*
Carrie S. Cox (10)	9,338	*
Göran Ando, M.D. (11)	—	*
Timothy C. Barabe (12)	9,388	*
Nishan de Silva, M.D., M.B.A. (13)	1,288	*
Murat Kalayoglu, M.D., Ph.D. (2)	3,538,386	19.9%
Scott D. Myers (14)	3,350	*
Aymeric Sallin (15)	211	*
Michael S. Singer, M.D., Ph.D. (16)	769,744	4.3%
Timothy A. Springer, Ph.D. (1)	6,473,184	36.0%
Patrick Zenner (17)	2,896	*

All executive officers, directors and director nominees as a group (13 persons) (18)	11,256,328	61.1%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)Based on a Schedule 13D/A filed with the SEC on April 12, 2024 and other information known to us, consists of (i) 4,373,966 shares of Common Stock held directly by Timothy A. Springer, Ph.D., a member of our Board, (ii) 1,055 shares of Common Stock issuable upon exercise of outstanding options within 60 days of April 18, 2024 and held directly by Timothy A. Springer, Ph.D., (iii) 1,927,630 shares of Common Stock held by TAS Partners LLC (“TAS”) directly, (iv) 167,040 shares of Common Stock issuable upon exercise of underlying warrants exercisable within 60 days of April 18, 2024 held by TAS directly, and (vi) 3,493 shares of Common Stock held by Dr. Chafen Lu, Dr. Springer’s wife. Dr. Springer is the sole managing member of TAS. Dr. Springer exercises sole voting and dispositive power over the shares held by him directly and the shares held by TAS. Dr. Springer disclaims beneficial ownership of the shares held by TAS. Dr. Lu exercises sole voting and dispositive power over the shares held by her directly. The principal business address of each of Dr. Springer, TAS, and Dr. Lu is 36 Woodman Road, Newton, MA, 02467.
(2)Based on a Schedule 13D/A filed with the SEC on April 10, 2024 and other information known to us, consists of (i) 500,444 shares of Common Stock held directly by Murat Kalayoglu, M.D., Ph.D., a member of our Board, (ii) 1,055 shares of Common Stock issuable upon exercise of outstanding options within 60 days of April 18, 2024 and held directly by Murat Kalayoglu, M.D., Ph.D., (iii) 3,036,887 shares of Common Stock held by Seven One Eight Three Four Irrevocable Trust directly. The trustees of Seven One Eight Three Four Irrevocable Trust are Elizabeth Hoge and Sinan Kalyoglu, each of whom has shared voting and dispositive control over the shares of Common Stock and Series A Preferred Stock held by Seven One Eight Three Four Irrevocable Trust. Dr. Kalayoglu has the power to remove and appoint new trustees of Seven One Eight Three Four Irrevocable Trust and, pursuant to a right of substitution, to acquire from Seven One Eight Three Four Irrevocable Trust the shares of Common Stock and Series A Preferred Stock held by Seven One Eight Three Four Irrevocable Trust in exchange for assets with an equal value to such shares. Accordingly, Dr. Kalayoglu may be deemed to have sole voting and dispositive power of the shares of Common Stock and Series A Preferred Stock held by Seven One Eight Three Four Irrevocable Trust. The ability of the shares of Series A Preferred Stock held by Dr. Kalayoglu and Seven One Eight Three Four Irrevocable Trust to convert into shares of Common Stock is subject to a beneficial ownership limitation, such that neither Dr. Kalayoglu nor Seven One Eight Three Four Irrevocable Trust may convert shares of Series A Preferred Stock into Common Stock to the extent that doing so would result in such holder beneficially owning greater than 19.9% of the Company’s outstanding Common Stock after giving effect to such conversion. The securities reported herein exclude 3,398,448 shares of Common Stock issuable upon conversion of 101,953.444 shares of Series A Preferred Stock held by Seven One Eight Three Four Irrevocable Trust directly, the conversion of which would exceed the 19.9% beneficial ownership limitation.
(3)Consists of 8,731 shares of Common Stock held by Dr. Brunn directly.
(4)Consists of 5,301 shares of Common Stock held by Dr. Traber directly. Dr. Traber ceased service as our Chief Medical Officer effective November 13, 2023 and ceased full-time employment with the Company effective December 31, 2023.
(5)Consists of 2,983 shares of Common Stock held by Dr. Johnston directly. Dr. Johnston ceased service as our Chief Operations Officer effective November 13, 2023 and ceased full-time employment with the Company effective December 31, 2023.
(6)Consists of 235,201 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024 held by Dr. Kurtoglu directly.
(7)Consists of 108,390 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024 held by Dr. Jewell directly.
(8)Consists of 42,764 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024 held by Dr. Miljkovic directly.
(9)Consists of 57,018 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024 held by Dr. English directly.
(10)Consists of (i) 7,096 shares of Common Stock held by Ms. Cox directly, (ii) 1,094 shares of Common Stock issuable upon exercise of underlying warrants exercisable within 60 days of April 18, 2024, and (iii) 1,148 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024.
(11)We are not aware of any beneficial ownership of Common Stock by Dr. Ando, who retired from the Board on January 4, 2023.
(12)Consists of (i) 8,333 shares of Common Stock held by Mr. Barabe directly and (ii) 1,055 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024.
(13)Consists of (i) 233 shares of Common Stock held by Dr. de Silva directly and (ii) 1,055 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024.
(14)Consists of (i) 2,694 shares of Common Stock held by Mr. Myers directly and (ii) 656 shares of Common Stock issuable upon exercise of underlying warrants exercisable within 60 days of April 18, 2024. Mr. Myers resigned from the Board on November 21, 2023.
(15)Consists of 211 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024 held by Mr. Sallin directly. Mr. Sallin resigned from the Board on February 28, 2024.

(16)Based on a Schedule 13D/A filed with the SEC on April 10, 2024 and other information known to us, consists of (i) 113,821 shares of Common Stock held by Dr. Singer directly, (ii) 383,796 shares of Common Stock held by Thirsty Brook 2010 Irrevocable Trust, a trust for which Dr. Singer is a trustee, that Dr. Singer has the right to acquire pursuant to a right of substitution in exchange for assets with an equal value to such shares, (iii) 56,719 shares of Common Stock held by Singer Asefzadeh Family Holding Trust, a trust for which Dr. Singer is a trustee and beneficiary, (iv) 7,127 shares of Common Stock held by Bakezilla 2019 Irrevocable Trust, a trust for which Dr. Singer is a trustee and beneficiary, (v) 14,788 shares of Common Stock held by Dr. Baharak Asefzadeh, Dr. Singer’s spouse, (vi) 96,219 shares of Common Stock held by a minor child of Dr. Singer through a custodial account established pursuant to the Uniform Transfer to Minors Act (“UTMA”) for which Dr. Singer serves as custodian, (vii) 96,219 shares of Common Stock held by a minor child of Dr. Singer through a custodial account established pursuant to the UTMA for which Dr. Singer serves as custodian, and (viii) 1,055 shares of Common Stock issuable upon exercise of outstanding options within 60 days of April 18, 2024 held by Dr. Singer directly.
(17)Consists of 1,841 shares of Common Stock held by Mr. Zenner directly and (ii) 1,055 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 18, 2024.
(18)Includes (i) 10,637,343 shares of Common Stock owned directly or beneficially by our executive officers or members of our Board and (ii) 618,985 shares of Common Stock underlying outstanding stock options and warrants exercisable within 60 days of April 18, 2024.

Certain Relationships

Policies And Procedures For Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. Our Chief Financial Officer then presents the related person transaction to our Audit Committee. In the absence of an appointed Chief Financial Officer, our management has determined that the Company’s Controller will present any such related person transactions to our Audit Committee. In reviewing and approving any such transaction, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock since January 1, 2023.
Merger with Old Cartesian
On November 13, 2023, we acquired Old Cartesian, in accordance with the terms of the Merger Agreement.
Under the terms of the Merger Agreement, following the consummation of the Merger, in exchange for the outstanding shares of capital stock of Old Cartesian immediately prior to the effective time of the First Merger, we issued to the stockholders of Old Cartesian that are “accredited investors,” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, (A) 224,099 shares of Common Stock, which amount is (together with the shares underlying assumed Cartesian Options other than the Continuing Officer Options, each as defined and discussed below) approximately 19.9% of the number of shares of Common Stock outstanding immediately prior to the Merger, and (B) 384,930.724 shares of our Series A Preferred Stock, each share of which is convertible into 33.333 shares of Common Stock, subject to certain conditions described below.
Upon the consummation of the First Merger:
•Each Company Stock Option and each RSU award with respect to shares of Common Stock, in each case that was outstanding and unvested immediately prior to the Effective Time (as defined in the Merger Agreement), vested in full at the Effective Time;
•each Company Option was canceled at the Effective Time, and in exchange therefor, former holders of such canceled Company Stock Options became entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (A) the total number of shares of Common Stock subject to the unexercised portion of such Company Stock Option immediately prior to the Effective Time (determined after giving effect to the accelerated vesting) multiplied by (B) the excess, if any, of the Cash-out Amount over the applicable exercise price per share of Common Stock under such Company Stock Option; provided, however, that, if the exercise price per share of Common Stock of any Company Stock Option was equal to or greater than the Cash-out Amount, such Company Stock Option was canceled and terminated without any consideration in respect thereof; and
•each RSU award with respect to shares of Common Stock was cancelled at the Effective Time, and the former holder of such canceled RSU became entitled, in exchange therefor, to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (A) the total number of shares of Common Stock deliverable under such RSU immediately prior to the Effective Time (determined after giving effect to the accelerated vesting) multiplied by (B) the Cash-out Amount.
At the Effective Time, each Old Cartesian Option, other than Old Cartesian Options held by Drs. Kurtoglu, Miljkovic, and Jewell, that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase Common Stock. At the Effective Time, each Continuing Officer Option that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase Series A Preferred Stock. Pursuant to the Merger Agreement, we assumed the Old Cartesian Plan and each Old Cartesian Option in accordance with the terms of the Old Cartesian Plan and the terms of the stock option agreement by which such Old Cartesian Option is evidenced (but with changes to such documents as we in good faith determine are necessary to reflect the substitution of Old Cartesian Options by us to purchase shares of Common Stock or Series A Preferred Stock, as applicable, and the other terms set forth in the Merger Agreement). All rights with respect to Old Cartesian common stock under Old Cartesian Options assumed by the Company were converted into rights with respect to Common Stock or Series A Preferred Stock, as applicable. Following the automatic conversion of the majority of our Series A Preferred Stock into Common Stock on April 8, 2024, Continuing Officer Options became exercisable for Common Stock, rather than Series A Preferred Stock. From and after the Effective Time:
•the number of shares of Common Stock subject to each Old Cartesian Option assumed by the Company will be determined by multiplying (A) the number of shares of Old Cartesian common stock that were subject to such Old Cartesian Option, as in effect immediately prior to the First Effective Time, by (B) the Exchange Ratio (as defined in the Merger Agreement), and rounding the resulting number down to the nearest whole number of shares of Common Stock;
•the per-share exercise price for Common Stock issuable upon exercise of each Old Cartesian Option assumed by the Company will be determined by dividing (A) the per share exercise price of Old Cartesian common stock subject to such Old Cartesian Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent;
•the number of shares of Series A Preferred Stock subject to each Continuing Officer Option assumed by the Company will be determined by multiplying (A) the number of shares of Old Cartesian common stock that were subject to such Continuing Officer Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio (as defined in the Merger Agreement), and (C) dividing such resulting number by 1,000 and rounding the resulting number down to the nearest 1/1000th of a share of Series A Preferred Stock;
•the per share exercise price for Series A Preferred Stock issuable upon exercise of each Continuing Officer Option assumed by the Company will be determined by dividing (A) the per share exercise price of Old Cartesian common stock subject to such Continuing Officer Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and (C) multiplying the resulting number by 1,000 and rounding the resulting exercise price up to the nearest whole cent; and
•any restriction on the exercise of any Old Cartesian Option assumed by the Company, including the Continuing Officer Options, will continue in full force and effect and, except as expressly provided in the Merger Agreement, the term, exercisability, vesting schedule and other provisions of such Old Cartesian Option will otherwise remain unchanged.
Following the automatic conversion of the majority of our Series A Preferred Stock into Common Stock on April 8, 2024, the Continuing Officer Options became exercisable for Common Stock, rather than Series A Preferred Stock. As of the effective time of the automatic conversion, the number of shares of Common Stock subject to each Continuing Officer Option was adjusted by multiplying (A) the number of shares of Series A Preferred Stock that were subject to such Continuing Officer Option, by (B) 33.333 and rounding the resulting number down to the nearest whole number of shares of Common Stock. The per-share exercise price for Common Stock issuable upon exercise of each Continuing Officer Option was correspondingly adjusted by dividing (A) the per-share exercise price of the Series A Preferred Stock subject to such Continuing Officer Option, by (B) 33.333 and rounding the resulting exercise price up to the nearest whole cent.
As consideration in the Merger, Drs. Kalayoglu and Singer, together with their affiliated entities, collectively received an aggregate of 230,125.536 shares of Series A Preferred Stock, which are convertible into 7,670,847 shares of Common Stock.
As a result of the Merger, Drs. Kurtoglu, Jewell, and Miljkovic were granted Continuing Officer Options that are exercisable for 470,403 shares of Common Stock.
Support Agreements
In connection with the execution of the Merger Agreement, we and Old Cartesian entered into stockholder support agreements (the “Support Agreements”) with certain of our pre-Merger officers, directors and stockholders. Pursuant to the Support Agreements, among other things, each of our pre-Merger stockholder parties thereto agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the proposals we submitted for stockholder approval at our March 2024 Special Meeting.
November 2023 Private Placement
Concurrently with the Merger, we entered into a securities purchase agreement pursuant to which we issued and sold an aggregate of 149,330.115 shares of Series A Preferred Stock to Dr. Springer, TAS Partners, LLC (an affiliate of Dr. Springer) and Dr. Kalayoglu, each of which was converted into 33.333 shares of Common Stock except that the shares beneficially owned by Dr. Kalayoglu converted only to the extent permitted by the Certificate of Designation of Preferences,

Rights, and Limitations governing the Series A Preferred Stock, for an aggregate purchase price of approximately $60.25 million. The following table sets forth the number of shares of Series A Preferred Stock purchased in this private placement by such parties:

Name	Shares of Series A Preferred Stock Purchased	Total Aggregate Purchase Price
Timothy A. Springer, Ph.D.	123,925.407	$50,000,000
TAS Partners, LLC (affiliate of Timothy A. Springer, Ph.D.)	24,785.081	$10,000,000
Seven One Eight Three Four Irrevocable Trust (affiliate of Murat Kalayoglu, M.D., Ph.D.)	619.627	$250,000
Additional details regarding these stockholders and their respective equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
In this private placement, Dr. Timothy A. Springer agreed to settle his purchases in three tranches of shares of Series A Preferred Stock, the first for a purchase price of $10.0 million and each thereafter for a purchase price of approximately $20.0 million, with the three tranches settling 30, 60, and 90 days, respectively, following the closing of the transaction. TAS Partners LLC agreed to settle its purchase for approximately $10.0 million within 30 days following the closing of the transaction. The first, second and third tranches were settled on December 13, 2023, January 12, 2024 and February 11, 2024, respectively, under which (i) 24,785.081 shares of Series A Preferred Stock were issued to each of TAS Partners LLC and Dr. Timothy A. Springer in the first tranche, (ii) 49,570.163 shares of Series A Preferred Stock were issued to Dr. Timothy A. Springer in the second tranche, and (iii) 49,570.163 shares of Series A Preferred Stock were issued to Dr. Timothy A. Springer in the third tranche. On November 15, 2023, we issued 619.627 shares of Series A Preferred Stock to Seven One Eight Three Four Irrevocable Trust for $0.25 million. TAS Partners, LLC, Dr. Springer and Seven One Eight Three Four Irrevocable Trust (affiliated with Dr. Kalayoglu) each purchased their respective shares of Series A Preferred Stock at the same offering price per share.
In connection with this private placement and the Merger, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders of Common Stock and Series A Preferred Stock signatory thereto, including Drs. Springer and Kalayoglu and TAS Partners, LLC. The holders party to the Registration Rights Agreement have currently waived their rights to require us to file a resale registration statement with the SEC with respect to the shares of Common Stock underlying the Series A Preferred Stock in the private placement and the Common Stock and Series A Preferred Stock issued to the signatories to the Registration Rights Agreement in the Merger.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by a director or an executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of such person’s services as a director or executive officer.

Stockholders’ Proposals
Requirements for Stockholder Proposals or Nominations to be Brought Before the Annual Meeting. Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than the close of business on February 14, 2025 and no later than the close of business on March 16, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 14, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the 2025 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition to satisfying all of the requirements under our Bylaws, any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting of Stockholders must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials for the 2025 Annual Meeting of Stockholders. Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and we must receive such proposals no later than December 27, 2024 at our offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878, Attn: Secretary.

Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. This cost includes support for the virtual Annual Meeting. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Cartesian’s Annual Report on Form 10-K

A copy of Cartesian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 18, 2024 without charge upon written request addressed to:
Cartesian Therapeutics, Inc.
Attention: Secretary
704 Quince Orchard Road
Gaithersburg, MD 20878
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2023 on the “Financial Information” section of the “Investors & News” page of our website at www.cartesiantherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ONLINE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, Director

Cartesian Therapeutics, Inc.

Gaithersburg, Maryland
April 26, 2024

Appendix A

CARTESIAN THERAPEUTICS, INC. AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2    Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1    Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2    Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.
4.3    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 44,714,740 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
4.5    Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $1,000,000 in the fiscal year of a non-employee Director’s initial service as a non-employee Director or $750,000 in any subsequent fiscal year. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3    Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).
5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5    Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)    if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)    to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)    to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2    Restricted Stock.
(a)    Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3    Restricted Stock Units.
(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)    Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
8.1    Equity Restructuring(a)    . In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; and/or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3    Non-Assumption. Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs and an outstanding Award that is not subject to performance-based vesting conditions is not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), then, immediately prior to the Change in Control, such Award will become fully vested and exercisable and all forfeiture restrictions on such Award shall lapse. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
8.4    Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.5    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4    Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding, provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6    Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, except pursuant to Article VIII, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
9.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9    Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE X.
MISCELLANEOUS
10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3    Effective Date and Term of Plan. The Plan originally became effective on June 21, 2016. On April 25, 2024, the Board approved the amendment and restatement of the Plan, to become effective (the “Effective Date”) as of June 14, 2024, upon approval by the shareholders of the Company at the Company’s June 14, 2024 annual meeting in accordance with Applicable Laws. The amended and restated Plan will remain in effect until April 25, 2034 but Awards previously granted may extend beyond that date in accordance with the Plan.
10.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6    Section 409A.
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
10.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5    “Board” means the Board of Directors of the Company.
11.6    “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
11.7    “Change in Control” means and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.10    “Common Stock” means the common stock of the Company.
11.11    “Company” means Cartesian Therapeutics, Inc., a Delaware corporation and the successor of Selecta Biosciences, Inc., or any successor to Cartesian Therapeutics, Inc.
11.12     “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
11.13    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.14    “Director” means a Board member.
11.15    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.16    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.17    “Employee” means any employee of the Company or its Subsidiaries.
11.18    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.20    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
11.21    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.22    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.23    “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.24    “Option” means an option to purchase Shares.
11.25    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
11.26    “Overall Share Limit” means the sum of (i) 4,471,474 Shares, and (ii) an annual increase on the first day of each calendar year beginning January 1, 2025 and ending on and including January 1, 2034, equal to the lesser of (A) 4% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.
11.27     “Participant” means a Service Provider who has been granted an Award.
11.28    “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
11.29    “Plan” means this 2016 Incentive Award Plan, as amended and restated.
11.30    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.31    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.32    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.33    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.34    “Securities Act” means the Securities Act of 1933, as amended.
11.35    “Service Provider” means an Employee, Consultant or Director.
11.36    “Shares” means shares of Common Stock.
11.37    “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.38    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.39    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.40    “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

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CARTESIAN THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Carrie S. Cox
02) Murat Kalayoglu, M.D., Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Form 10-K are available at www.proxyvote.com.

CARTESIAN THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 14, 2024 10:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Cartesian Therapeutics, Inc. hereby appoint(s) Carsten Brunn, Ph.D. and Blaine Davis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of CARTESIAN THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 14, 2024, virtually via live webcast at www.virtualshareholdermeeting.com/RNAC2024, by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware, and any continuation, postponement or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side